                                       UNITED STATES

                                   SECURITIES AND EXCHANGE COMMISSION

                                       Washington, D.C. 20549

FORM SB-2

   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 (Amendment No. 1)

 TEN BEARS II, INC.

  (Name of Small Business Issuer in its Charter)

Nevada	7033	13-4280315
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

325 A Street, Springfield, Oregon  97477  (541) 726-1595

(Address and telephone number of registrant's principal executive offices and principal place of business)

Paracorp Incorporated, 318 N. Carson Street, Suite 208, Carson City, Nevada  89701 (888) 972-7273

 (Name, address and telephone number of agent for service)

4,000,000 Shares of Common Stock at a Price of $1 Per Share

Approximate date of proposed sale to the public: On or about March 23, 2005 or as soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: □ _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: □ ____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: □

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each	Dollar Amount	Maximum	Maximum	Amount of
Class of Securities	to be	Offering Price	Aggregate	Registration
To Be Registered	Registered	Per Unit(1)	Offering Price(1)	Fee
Common Stock ($.0001 par value) . . . . . . . . . .	$4,000,000	$1.00	$4,000,000	$506.80

Total			$4,000,000	$506.80

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (a) under the Securities Act of 1933, as amended (the "Securities Act") and includes shares subject to the exercise of the Over-Allotment Option.

THE SECURITIES OFFERED HEREIN ARE NOT CURRENTLY LISTED ON ANY NATIONAL SECURITIES EXCHANGE OR THE NASDAQ STOCK MARKET.  (PLEASE SEE 'RISK FACTORS' ON PAGE 6 OF THIS PROSPECTUS).  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE SECURITIES OFFERED HEREIN ARE OFFERED ON A BEST EFFORTS BASIS.  THE OFFERING PERIOD WILL EXTEND 90 DAYS FROM THE EFFECTIVE DATE.  THE OFFERING HAS NO MINIMUM PURCHASE REQUIREMENTS. THERE ARE NO ARRANGEMENTS TO PLACE ANY FUNDS IN AN ESCROW, TRUST OR SIMILAR ACCOUNT.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE DATE OF THIS PROSPECTUS IS MARCH 3, 2005

TABLE OF CONTENTS

Notes to the Front Cover

3

Prospectus Summary

4

Risk Factors

6

Use of Proceeds

13

Determination of Offering Price

14

Dilution

14

Plan of Distribution

15

Legal Proceedings

15

Directors, Executive Officers, Promoters, and Control Persons

15

Security Ownership of Certain Beneficial Owners and Management

22

Description of Securities

22

Interest of Named Experts and Counsel

24

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

24

Description of Business

24

Reports to Security Holders

48

Management's Discussion and Analysis of Financial Conditions and Results of Operations

49

Description of Property

50

Certain Relationships and Related Transactions

51

Market for Common Equity and Related Stockholder Matters

52

Executive Compensation

53

Additional Information

54

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

54

Financial Statements Introduction

55

Index to Financial Statements

56

Information Not Required in Prospectus

72

Exhibit Index

73

Signatures

75

SUBJECT TO COMPLETION, DATED MARCH 3, 2005

Ten Bears II, Inc.

4,000,000 Shares of Common Stock

All of the shares of common stock, $.0001 par value, (the "Common Stock") offered hereby (the "Offering") are being issued and sold by TEN BEARS II, INC. (the "Company").   There has been no material public trading market for the Common Stock and there can be no assurance that such a market will develop after completion of the Offering or, if developed, that it will be maintained. It is currently anticipated that the initial public offering price will be $1.00 per share. For information regarding the factors considered in determining the public offering price of the Common Stock, see "Risk Factors"

The Company intends to apply to have the Common Stock quoted on the Nasdaq Small Cap Market under the proposed symbol "RPDS"

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE ENTIRE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 6 AND "DILUTION" AT PAGE 14.

The shares of Common Stock are offered by the Company, subject to prior sale, when, as and if delivered to and accepted by the Company and subject to approval of certain legal matters by its Counsel and subject to certain other conditions. The Company reserves the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that the delivery of the shares will be made at the offices of Ten Bears II, Inc. in Springfield, Oregon on or about ______________, 2005.  The date of this Prospectus is March 3, 2005.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS SUMMARY

The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Potential investors should carefully consider the information set forth under "Risk Factors."

The Company

Ten Bears II, Inc. (the 'Company' or 'Ten Bears') was formed as a Nevada corporation on December 29, 2003.

Ten Bears is a development stage company that intends to develop and operate a recreational vehicle park on approximately 80 acres of zoned land near Chiloquin, Oregon (referred to throughout this document as the 'Rapids Property'), which is located about 25 miles north of Klamath Falls, Oregon.  The company intends to accomplish administration improvements by working with Klamath County officials and the Oregon Department of Transportation, partition the land, prepare usable plans & specifications, and construct and operate a modern, full-service 175 to 200 space Recreational Vehicle Resort.

The company has financed its operations primarily through private sales of equity securities.  As of December 31st, 2004, Ten Bears has raised approximately $3,200 from the sale of common stock.  Management expects to incur substantial expense in commencing the development and operation of its recreational vehicle park in southern Oregon.  The pace of this development will depend, in large part, on the ongoing cash position.

Upon the closing of this offering, the Company intends to commence development of the land parcel in question through preparation of the land, infrastructure development, installation of utility lines, landscaping, and construction of site buildings.  If the Company is successful in this solicitation, it will then purchase equipment and hire personnel to develop this site.  Upon completion of the development, the Company intends to operate and market its recreational vehicle park through announcements, notices and other methods.

Unless the context otherwise requires, all references to the Company or Ten Bears II, Inc. contained in this Prospectus shall be deemed to refer to the Company.  The Company's principal executive offices are located at 325 'A' Street, Springfield, Oregon 89701, and its telephone number is (541) 726-1595.

The Offering

Securities Offered	4,000,000 shares of Common Stock

Common Stock outstanding
Before the offering	32,000,000
After the offering	36,000,000

Use of Proceeds	For general corporate purposes, including
$3,052,150 for certain land preparation and
administrative improvements to the property;
for construction of common resort buildings;
for utility lines and access improvements; to
implement marketing plans; and for operating
capital

Proposed NASDAQ symbol	RPDS

Risk Factors and Dilution

Investment in the Common Stock offered hereby involves a high degree of risk and immediate dilution. Investors should carefully consider the information presented under the caption "Risk Factors" and "Dilution" in this Prospectus, including risks related to the Company's limited operating history, future business expansion and the risks inherent with the Company's business, among others.

RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISKS DESCRIBED BELOW. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATING TO THE BUSINESS OF THE COMPANY AND THE OFFERING TOGETHER WITH ALL THE INFORMATION AND FINANCIAL DATA SET FORTH IN THIS PROSPECTUS. COMMON STOCK SHOULD BE PURCHASED ONLY BY INVESTORS WHOSE FINANCIAL POSITION AND RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME SUCH RISKS OF LOSS.

THIS INFORMATION STATEMENT CONTAINS OR INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE COMPANY'S FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES.

No Significant Operating History

Ten Bears II, Inc. (RPDS) is a newly formed development stage company, and as such has no significant operating history.  The company was incorporated on December 29, 2003 and has a brief operating history.  Its plans and businesses are 'proposed' and 'intended' but it may not be able to successfully implement them.  The primary business purpose of Ten Bears is to own, develop, and operate a recreational vehicle park in southern Oregon.  The company currently lacks sufficient capital to generate revenue or operate its business in a profitable manner.  As a new company, its prospects are subject to all of the risks, expenses, and uncertainties frequently encountered by companies in the land development and property improvement markets.  In addition, Ten Bears is subject to all of the risks, uncertainties, expenses, delays, problems, and difficulties typically encountered in the establishment of a new business and the development and commercialization of property.  The company expects that unanticipated expenses, problems, and regulatory obstacles will affect and delay the introduction of its property to the market.  The company may not obtain sufficient capital or achieve a significant level of operations and, even if it does, it may not be able to conduct such operations on a profitable basis.

Net Proceeds May Be Insufficient To Support Company Growth

The proceeds of this Offering may not be enough to support the company's growth, and if, under such circumstances, the company cannot obtain additional financing, it might cease to continue as a going concern.  In order to obtain the necessary working capital to fund operations, the company has undertaken the present Offering.  This Offering is being made on a 'best efforts' basis.  No entity has any obligation to purchase any of the shares, and it is possible that no shares will be sold.  The company believes that it requires a minimum of $3,435,150 of net proceeds in order to develop and operate its recreational vehicle park.  The company believes that net proceeds of $3,999,493.20, together with the cash flow from operations forecasted to be generated, will be sufficient to satisfy the contemplated cash requirements for the current proposed plans and assumptions relating to Ten Bears operations for a period of eighteen (18) months.  If unanticipated expenses, problems, and technical difficulties occur, which result in material delays in the completion and opening of the recreation vehicle park, the company will not be able to operate within its budget.  If the company does not operate within its budget or if it is unable to raise additional net proceeds from the sale of the shares, it will require additional funds to continue its business.  The company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force management to delay its plans for growth and implementation of the company's strategy which could seriously harm its business, financial condition and results of operations.  If the company needs additional funds, it may seek to obtain them primarily through stock or debt financings.  Those additional financing could result in dilution to both the company's current and prospective stockholders.  The company may also attempt to obtain funds through arrangements with corporate partners or others.  Those types of arrangement may require the company to relinquish certain rights to its products.

The Proceeds of This Offering Will Not Be Held In Escrow

Funds paid by the subscribers in the Offering will not be deposited in a subscription escrow account.  They will be deposited into the company's general account and be made available for its immediate use.

Management Has Broad Discretion In Use of Net Proceeds

The company's management has broad discretion to use the net proceeds of this Offering.  The company's management may spend most of the proceeds from this Offering in ways with which the stockholders may not agree.  A portion of the net proceeds of this Offering is not allocated for specific uses other than general corporate purposes and working capital.  The company cannot give any assurance that the proceeds will be invested to yield a favorable return.

No Assurance of Profitability

There is no assurance of any kind, given or inferred, that the company's operations will be profitable or even adequate to meet general overhead and operating expenses, generate any net income or pay any dividends to shareholders.  Sale of less than the total number of shares offered herein would limit the company's plan of operations and reduce the company's potential to succeed, withstand business setbacks or even continue in business.  Salaries and expenses of the company's officers and employees will have to be paid in whole or in part from the funds received from this offering.

Unpredictability of Market Acceptance

The Company may not be successful in developing its products; the market may not accept them.  The company believes that an acceptable market for its proposed recreational vehicle park exists; however, it has not performed any sophisticated market research.  The company is at an early stage of its development and its sales will depend primarily upon the development and operation of its property and the market's response and acceptance.  The company may not be able to develop the property at reasonable cost, particularly if it does not raise sufficient capital.  The company also may not be able to successfully market its recreational vehicle park, or its potential customers may not frequent the park in sufficient quantities to generate profits, or at all.

Economic Climate

An econ-omic rece-ssion or period of high unemployment, inflation or high energy costs, particularly as such may adversely impact the development, operation and management of its recreational vehicle park properties, could also have a significant adverse effect on the ability of the company to achieve its business and financial objectives.

Potential Liability For Existing and Unforeseen Environmental Damages

The Company could be liable for environmental damages resulting from the development of its recreational vehicle park.    It is important to consider that the company could be liable if its development causes environmental damage to its property or to that of nearby landowners, particularly as a result of the contamination of drinking water sources or soil.  Under current law, the company could even be held liable for damage caused by conditions that existed before the property development was begun.  A Level I and Level II Analysis has disclosed no environmental concerns to date.  A cultural survey is partially completed as of the date of this offering.  Although the partially completed survey has revealed no difficulties, it will be completed for the record.  Also, the company could be liable if its development causes environmental contamination.  Any substantial liability for environmental damage could have a material adverse effect on the company's financial condition, results of operations and cash flows.  In the ordinary course of business, the company may become involved in a variety of legal and administrative proceedings relating to land use and environmental laws and regulations. These include proceedings in which agencies of federal, state, or local governments seek to impose liability on the company under applicable statutes, sometimes involving civil or criminal penalties for violations, or to revoke or deny renewal of a permit needed by the company.  Furthermore, citizen groups, adjacent landowners or governmental agencies may oppose the issuance of a permit or approval required, allege violations of the permits under which the company operates or laws or regulations to which it is subject, or seek to impose liability on the company for environmental damage.  The adverse outcome of one or more of these proceedings could result in, among other things, material increases in the company's liabilities.

Highly Competitive Marketplace

The Company will be operating in highly competitive markets.  The company will compete with many other companies that operate recreational vehicle parks and facilities in the same vicinity.  The Company will face competition from numerous sources and others with the capabilities and expertise that would encourage them to develop and commercialize competitive properties.  Certain competitors have substantially greater financial, technical, sales and marketing, distribution, personnel, and other resources compared to the Company.  Increased competition, resulting from, among other things, the timing of the opening of other similar properties and the similarity of such properties to the company's, may result in significant price and customer competition, which will have a material adverse effect on the company's potential business, operating results, and financial condition.  Current and future competitors with greater financial resources than the company may be able to operate recreational parks on a more efficient basis, undertake more extensive sales and marketing campaigns, and adopt more aggressive pricing policies.  The company may not have the resources required to respond effectively to the market or to compete successfully with current or future competitors, and competitive pressures may materially and adversely affect its businesses, operating results, or financial condition.

Limited Recreational Vehicle Park Operating Experience

The company has limited recreational vehicle park operating experience and will be dependent upon retaining qualified personnel.  While the current management team has relevant business experience in the areas of developing, operating and managing a recreational vehicle park it has no actual experience in the management of a successful start-up venture of this type.  There can be no guarantee or assurance that management's expertise will prove sufficient to successfully launch this venture.  The company expects to employ a strategy of utilizing outside contractors and engineers to help construct and develop much of the infrastructure, buildings and improvements needed to offer its services at the property.  In addition, delays, losses, or difficulties may occur due to scheduling conflicts, backlogs, unavailability of materials, parts, or components, or other problems associated with infrastructure development and operations.

Changes in Technology

The company believes that the developmental, organizational and management techniques and methods it intends to utilize enjoy certain competitive advantages in the business of developing and operating a recreational vehicle park.  Although the firm is not aware of any other techniques or methods currently being developed which could challenge the status of the methods or technologies it intends to employ, there can be no assurance that future developments in technology will not make the company's methods and/or marketing programs non-competitive, obsolete or significantly reduce the operating margins of the company or the expected demand for the company's services or otherwise negatively impact the profitability of the company.

Hiring of Additional Qualified Personnel Not Assured

The company needs to hire additional qualified personnel, and if unable to do so, or if it loses key personnel, the company may be unable to manage or grow its business.  Management only has a few full-time employees.  If the company is unable to identify, attract or retain qualified personnel or to retain the services of key personnel, it will be difficult for the company to manage its business, make timely market adjustments and increase revenue.  The company intends to continue to hire many sales, marketing, development and support personnel.  Competition for these employees may be intense, and the company may not be successful in attracting and retaining qualified personnel.  There can be no assurance that the company will be able to hire personnel qualified for such positions when the need arises or that the services of such personnel may be obtained on terms favorable to the company.

Limited Number of Key Personnel

The company will depend upon a limited number of key personnel.  The company will be largely dependent on its co-founders, Wayne W. Maynard, Stevens N. Kendall, and Lori M. Allen, for business planning and specialized market knowledge.  The company's business may be at risk from the unanticipated accident, injury, illness, incapacitation, or death of these individuals.  Upon such an occurrence, unforeseen expenses, delays, losses, and difficulties may be encountered.  The company intends to apply for key-man life insurance policies covering Mr. Maynard, Mr. Kendall, and Ms. Allen.  Its success will also depend on its ability to attract and retain other qualified management, administrative, operations, sales and marketing personnel.  Ten Bears competes for such persons with other companies, academic institutions, government entities, and other organizations, some of which have substantially greater capital resources and facilities than the company.  Ten Bears may not be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable it to conduct its business as proposed.

Enforceability of Employment Contracts

The employment contract between the issuer and Wayne W. Maynard referred to herein has certain provisions which may be adjudged by a court of competent jurisdiction to be invalid or unenforceable.  Failure of the company to limit certain activities of its officers, particularly its CEO, including their ability to compete with or against the company, either directly or indirectly, could have a seriously adverse impact on the ultimate profitability of the company.

Potential Conflicts of Interest

Chairman, President and Chief Executive Officer Wayne W. Maynard currently has other business and professional interests that require certain portions of his time.  An employment contract executed by Wayne W. Maynard and Ten Bears II, Inc. on May 14, 2004 specifies that "beginning immediately upon commencement of said regular payments of salary, the CEO shall devote substantial time, attention and energies to the Company and shall not seek nor accept any employment or compensation outside of the Company;"  The failure of Wayne W. Maynard to substantially comply with those terms and conditions of said employment contract limiting potential conflicts of interest and/or the failure or inability of the company to effectively and/or pragmatically enforce said terms and conditions could adversely affect the profitability of the company.  See 'Certain Transactions'.

Absence of Prior Market for Common Stock

Prior to the Offering, there has been no active public market for the Common Stock. There can be no assurance that an active public market for the Common Stock will develop or be sustained after the Offering.  If no active market in the Common Stock develops, it may be difficult for investors to resell their Common Stock.  If such a market should develop, there can be no assurance of any kind, given or inferred, that said shares of common or preferred stock could be sold at or near the purchase price thereof.  The initial public offering price has been determined by the Board of Directors of the Company, and may bear no relationship to the market price for the Common Stock after the Offering.  Prices for the Common Stock will be determined by the market and may be influenced by a number of factors, including the depth and liquidity of the market for the Company's Common Stock, investor perceptions of the Company and general economic and other conditions.

Arbitrary Determination of Offering Price of Offering Stock

The Company's Board of Directors has arbitrarily determined the Offering price of the common stock shares offered, and this price bears no relationship to the Company's book value, net worth, or other established criteria of value.

No Commitment To Purchase Securities

As of the effective date hereof, there is no commitment by anyone to purchase any of the shares of stock offered hereunder, consequently there can be no assurance that any of the shares will be sold.  This Offering is being made on a 'best efforts' basis.  No entity has any obligation to purchase any of the shares, and it is possible that no shares will be sold.

Shares Eligible for Future Sale

An aggregate of 28,000,000 shares of Common Stock owned by the principal stockholders of the Company and an aggregate of 4,000,000 shares of Common Stock owned by a group of 5 stockholders are restricted securities and will be eligible for sale in the public market pursuant to Rule 144 promulgated under the Securities Act of 1933 as amended (the "Securities Act") in March 2006.  Although the principal stockholders have advised the Company that they have no present intention of disposing of any shares of Common Stock, the principal stockholders may (either individually or as a group) in the future seek to dispose of all or a portion of such shares through a registered public offering or otherwise. The directors, officers and certain other holders of the Common Stock (totaling 32,000,000 shares) have entered into lock-up agreements wherebv they have agreed not to, directly or indirectly, agree or offer to sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such Common Stock for a period of 12 months following the date of this Prospectus without the prior written consent of the Board of Directors. See "Shares Eligible for Future Sale." A decision by a significant number of principal stockholders to effect a disposition of their shares could adversely affect the prevailing market price of the Common Stock as well as impair the Company's ability to raise capital through the issuance of additional equity or debt securities. See "Principal Stockholders."

Possible Volatility of Common Stock

From time to time after the Offering, there may be significant volatility in the market place of the Common Stock. If the Company is unable to operate its facilities profitably and competitively in a manner that reflects the expectations of the market, investors could sell shares of the Common Stock at or after the time that it becomes apparent that such expectations may not be realized, resulting in a decrease in the market price of the Common Stock.  In addition to the operating results of the Company, changes in earnings estimated by analysts, changes in general conditions in the economy or the financial markets or other developments affecting the Company could cause the market price of the Common Stock to fluctuate substantially.  In recent years, the stock market has experienced extreme price and volume fluctuations.  This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.  See "Business."

Immediate and Substantial Dilution By Prospective Shareholders

Prospective shareholders will experience immediate and substantial dilution in the net tangible book value of the common stock.  Prospective shareholders will experience immediate and substantial dilution in the net tangible book value of the common stock that is included in the Offering.   See 'Dilution'.

Current Directors and Officers Will Retain Control Post-Offering

The directors and executive officers of the company will remain in control following this Offering.  Following completion of the Offering, the company's directors and executive officers will beneficially own approximately 28,000,000 shares of its outstanding common stock.  Even if the company sells all of the shares in this Offering, the directors and executive officers will own of record more than 50 percent of the company's then-outstanding common stock.  Accordingly, these persons, as a group, may be able to exert significant influence over the direction of the company's affairs and business, including any determination with respect to its acquisition or disposition of assets, future issuances of common stock or other securities, and the election of directors.  Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the company.

No Expectation of Dividend Payments

The company does not expect to pay dividends for the foreseeable future.  The company has paid no dividends on its common stock and there are no plans to pay dividends in the foreseeable future.  For the foreseeable future, it is anticipated that earnings, if any, that may be generated from the company's operations will be used to finance its operations and that cash dividends will not be paid to holders of common stock.   Future payments of dividends, if any, are dependent upon earnings and the policies adopted by the company's board of directors with respect thereto.

USE OF PROCEEDS

The net proceeds to be received by the Company from the sales of shares of Common Stock offered hereby, after deducting the estimated expenses of the Offering are expected to be approximately $3,999,493.20 assuming a public offering price of $1.00 per share.

The Company anticipates that the proceeds of the Offering will be used as follows:

	Approximate	Approximate
Application of Net Proceeds(1)	Amount	Percent

Land Acquisition	$1,575,000.00	39.38%

Electrical, Water Sewer Lines	$325,000.00	8.13%

Lodge, Store, Laundry and Comfort Buildings	$716,150.00	17.91%

Land Preparation	$175,000.00	4.37%

Landscaping, Sound and Lighting	$190,000.00	4.75%

Administrative Improvements	$71,000.00	1.77%

Corporate Operations	$947,343.20	23.69%

(1) The application of net proceeds entries are listed above in order of priority.

The Company intends to use $3,052,150 for land purchase, certain land preparation and administrative improvements to the property; for construction of common resort buildings; for utility lines and access improvements; to implement marketing plans; and $947,343 of the proceeds from the Offering for working capital for Corporate Operations, including regular payments of salary to officers and others and contingencies.

The principal reason for the offering is to continue operations through the purchase of approximately 80 acres of zoned land near Chiloquin, Oregon (referred to throughout this document as the 'Rapids Property'), for the price of one million five hundred seventy five thousand dollars ($1,575,000) and make the necessary improvements to develop a recreational vehicle resort park.

Until utilized for the above purposes the net proceeds from the Offering will be invested in short-term investment grade securities.  The Issuer does not plan to make any other short term or long term investments.

DETERMINATION OF OFFERING PRICE

The Company's Board of Directors has arbitrarily determined the Offering price of the common stock shares offered, and this price bears no relationship to the Company's book value, net worth, or other established criteria of value.  This determination was based on factors such as market conditions and the needs of the company.

DILUTION

As of December 31st, 2004, the pro forma net tangible book value of the Common Stock was $0.0000004 per share.  Net tangible book value per share is equal to the Company's total tangible assets less liabilities, divided by the number of outstanding shares of Common Stock. After giving effect to the sale by the Company of the 4,000,000 shares of Common Stock offered hereby at the estimated public offering price of $1.00 per share and the application of the net proceeds as set forth under "Use of Proceeds", the pro forma net tangible book value of the Common Stock on March 3, 2005 would have been $3,996,278.20 or $0.1110 per share.  This represents an immediate increase in pro forma net tangible book value of $0.1110 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $0.8890 per share to persons purchasing shares at the public offering price in the Offering ("New Stockholders"). The following table illustrates this dilution:

Assumed public offering price	$1.00
Pro forma net tangible book value per share before the Offering	$0.0000004
Increase in net tangible book value per share attributable to New
Stockholders	$0.1110
Pro forma net tangible book value per share after the Offering	$0.1110
Dilution per share to New Stockholders	$0.8890

(1) Dilution is determined by subtracting pro forma net tangible book value per share, after giving effect to the Offering, from the assumed initial offering price per share.

The following table summarizes the difference between the number of shares purchased from the company by existing stockholders for cash, including the total consideration paid and the average price per share paid by those parties, and by those persons purchasing the shares in this Offering.

		Percent of		Percent of	Average
	Shares	Total		Total	Consideration
	Purchased	Shares	Consideration	Consideration	Per Share
Present	32,000,000	88.89%	$ 3,200	0.0008%	$ 0.0001
stockholders
New investors	4,000,000	11.11%	$4,000,000	99.9992%	$ 1.00
(assuming the
total number
of shares sold)
Total	36,000,000	100%	$4,003,200	100%

PLAN OF DISTRIBUTION

The issuer is selling shares through its directors and officers without the use of a professional securities underwriting firm.  The issuer is offering the right to subscribe a maximum of 4,000,000 common shares at the offering price of $1.00 per share, through its directors and officers.  No payment will be made to the officers and directors for selling the shares of common stock pursuant to this offering.  Ten Bears II will pay all the expenses incident to the registration, offering and sale of the shares to the public.

LEGAL PROCEEDINGS

There are no material legal proceedings pending to which the company is a party and the company knows of no material legal proceedings threatened or material judgments entered against the company.  Further, the company knows of no cause of action or circumstances which may give rise to any cause of action which may imperil the company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of the directors and executive officers of the company are as follows:

Wayne W. Maynard (63), Chairman of the Board, President and Chief Executive Officer;

Stevens N. Kendall (64), Director, Treasurer and Secretary; and

Lori M. Allen (65), Director and Vice-President of Oregon Administrative Operations

Chairman of the Board, President and Chief Executive Officer Wayne W. Maynard  Chairman of the Board, President and Chief Executive Officer Wayne W. Maynard (63) has served in these positions for the company since its inception and has operated a number of different businesses (sole proprietorships, partnerships, joint-ventures and corporations) in Oregon, New Mexico and Nevada from 1961 to the present date. While his experience is diverse due to management of different enterprises, his focus has always been and is the acquisition, development, operation and sales of real estate.  After graduating from college in 1960, he completed real estate school in 1961, thereafter brokering residential and small commercial properties. In 1963 he completed the education and field hours required to qualify as an independent fee real estate appraiser and subsequently became a member of additional appraisal trade organizations. As a fee appraiser he prepared many dozens of narrative reports on hundreds of millions of dollars of real property in 30 states and American and British Virgin Islands: Representatively--hotels, motels, shopping centers, residential and industrial subdivisions, condominium projects, timeshare projects, warehouses, restaurants, convenience stores, super markets, recreational vehicle parks, recreational complexes, marinas, golf courses, ski resorts, bowling centers, substance abuse facilities, timberland.  As director of marketing and consultant for a large construction company, he was responsible for sales of more than 200,000 square feet of mini-warehouses in Oregon and northern California.  He is experienced in all phases of permit acquisition for development of larger land parcels, i.e., zoning, access, egress, utilities, engineering, traffic-flow management, road design, Phase I and II environmental studies, subsurface and land-prep construction. Mr. Maynard was President of a real estate investment corporation that built up to $10 million in assets and owned numerous residential and commercial properties in Oregon, Washington and Idaho.

Wayne W. Maynard has conducted intense real estate brokerage, real estate appraisal, and related business activity (including management as proprietor of numerous small businesses) since 1963.  He has been self-employed continuously from 1962 to present.  Prior to 1968, he had considerable real estate appraising activity, residential, commercial and industrial properties, in Nevada in Reno and Carson City, the North Shore of Lake Tahoe, and northern California.  Residential (in the form apartment houses and condominiums) and small motel appraisals continued in other states including Oregon, Washington and California.

His apprenticeship and education as real estate appraiser was concurrent with activity as real estate agent from 1963 to 1968.  Simultaneous with real estate brokerage and appraising activity, he bought, operated and sold several small businesses, which continuous and diverse commercial activity provided experience in all phases of practical business systems. His ownership and management of businesses continued through the years until 1984.  Representative businesses were, i.e., food and beverage, general contractor, rentals, mini-warehouses, campground/marina, CEO of large fixed base operation (aviation: flight training, sales of aircraft, charter, fuel and maintenance), and other businesses.

Mr. Maynard has served as fee consultant to attorneys, physicians, and other professional individuals regarding real estate investments, development, sales, and creative financing. He is also skilled in corporate formation and management.  He served as president of real estate investment company on a fee basis and was responsible for the development and administration of millions of dollars worth of real estate located in Oregon, Washington and Idaho.

He has successfully implemented limited partnership offering to raise capital for the acquisition and operation of income property.  Mr. Maynard is past general partner in a partnership owning more than 7,000 acres of land held for improvement and sale.  He also is experienced in zone change activity, minor partitions and subdividing both land and buildings for sales and/or condominium administration.

Mr. Maynard has been past director of marketing as consultant for large construction company, responsible for sales of more than 200,000 square feet of mini-warehouses in Oregon and northern California. He is experienced in all phases of permit acquisition for development of larger land parcels, i.e., zoning, access, egress, utilities, engineering, traffic-flow management, road design and pave, arranging for Phase I and II environmental studies, subsurface and land-prep construction activity and marketing and sales.  Mr. Maynard has been involved with permit acquisition numerous times during 20+ years of real estate development.

He is experienced in cost analysis of transportation of heavy freight by air, trucks and rail, freight forwarding, etc., has logged personally owned timber stands and has working knowledge of logging: trucking, scaling, banding and rafting; familiar with domestic and export sales of logs, including awareness of values of various species and grades of timber.

He has worked as part of the appraisal team and/or personally has reported on more than $900 million in real estate throughout the United States and United Kingdom including hotels (existing and proposed), motels (existing and proposed), boatels, office buildings, golf courses (existing and proposed),  commercial and industrial subdivisions (existing and proposed), residential subdivisions (existing and proposed), mobile home parks and subdivisions and RV parks (existing and proposed), and a large variety of specialty assignments.   He also has extensive experience in packaging requests for large loans for acquisition and development of real property projects.  Mr. Maynard has been a real estate consultant and analyst for past 25 years.

He is familiar with power production via combined cycle cogeneration plants up to 142 megawatt and cost/profit evaluation connected therewith; He is also familiar with aseptic food processing and packaging and evaluation of facilities associated therewith; experienced in evaluation of citrus food packing houses; working knowledge of citrus industry in California, Arizona and Florida and is acquainted with experts in all preceding disciplines.

In addition to consultation, feasibility assignments, and appraisal of real property, Mr. Maynard has owned and operated numerous real estate projects, e.g., single family dwellings, secondary home subdivision, working cattle ranch, farm, restaurants, mini-warehouse, and campground/marina.

From 1990, Mr. Maynard has consulted on real estate and business projects in the northwest, including general aviation operations (CEO of largest fixed base operation/flight school in the northwest); consulted on lease-up of urban commercial property in downtown Eugene, consulted on the marketing and sales of thousands of Christmas trees from west Lane County to Mid-West locations; consulted with real estate developers and developers of coastal properties (185,000 square foot Manufacturer's Outlet Mall),  accepted appraisal assignments on two existing ski operations,  hotels, largest residential subdivision in New Mexico (1,930 lots ready for sale), land gifted to municipality and other projects.

During the most immediate, past five years, Mr. Maynard has functioned as president of a real estate development corporation and worked intensely with Native Americans in Oregon in association with a partner on economic development projects aimed at the principles of Native American Self-Determination and breaking down the walls of discrimination against Indian Tribes and individuals.

Mr. Maynard is a certificated flight instructor with thousands of hours logged in small aircraft.

Director, Secretary and Treasurer Stevens N. Kendall  Director, Secretary and Treasurer Stevens N. Kendall (64) has served in these positions for the company since its inception.  His chief business skills are a merger of a thorough knowledge of the real estate industry and the brokerage of commercial real estate.  Mr. Kendall's lifetime career has been the successful brokerage of real property, which intrinsically includes a professional skill of salesmanship.

Mr. Kendall studied general sciences, economics and business during the late 50's at Oregon State University and the University of Oregon. He served the United States in the U.S. Army, 82nd Airborne Division, Fort Bragg, North Carolina during the early 60's. After basic training, he was assigned to language school where he mastered the Arabic language. Part of his service was in Stuttgart, Germany, 7th Army Aviation Group. He received an honorable discharge in 1963.

Early in his business career he considered employment with the insurance industry, but ultimately decided to work with Prentice Hall and quickly became the Oregon District Representative for that company. His early development of human resources and gains in sales skills related to daily visits with corporate executives, attorneys and other business entities interested in higher legal-reference products from Prentice Hall publications. His experience with Prentice Hall later became an important element in his entry into the real estate industry.

Mr. Kendall began a successful real estate career in 1973.  Thirty years ago, it was State-enforced procedure that a person beginning to operate as a real estate agent with the goal of achieving Broker status, must work as a real estate salesman for 3 years before applying to take the test to be recognized as a real estate broker.  This procedural requirement was waived by the real estate commission because of Mr. Kendall's experience with Prentice Hall coupled with his experience as an investor in commercial real estate for a period of ten years, e.g., duplexes and apartment houses. He recalls that his first brokerage of sales of real property was a Safeway-Payless anchor shopping center and a large apartment house.

During the following 30 years, Mr. Kendall has been active in all phases of the real estate industry and companion disciplines such as real estate appraisal and real estate financing. Representative brokerage achievements are as follows:

  Syndication of a chain of Carrows restaurants when that corporation was expanding into Oregon.

  Structured a limited partnership offering to acquire the funds to buy several garden apartment complexes.

  Broker of record for a real estate advisors company charged with the investment of $150,000,000 of retirement funds from numerous, mid-western states. Mr. Kendall's function was to locate desirable properties, prepare and present the offers to buy, open and supervise the various escrows, arrange for real estate appraisals (when necessary), supervised wire-transfer of millions of dollars of purchase money, prepared the reports for the investment committees answering to the fund managers, and closed the transactions. The years of the broker of record for the retirement groups provided inside, detailed information on shopping centers, apartment houses, warehouses, mini-warehouses, office buildings and unimproved land that can only be acquired through hands-on experience.

  Brokered sales of large farms within the Willamette Valley involving a variety of crops including row crops to very large grass seed operations.

  Brokerage of timber land in Oregon and Alabama--Oregon timber as a board foot sale generally exported or sent to saw mills to cut into dimensional lumber, and Alabama timber sold by the ton and harvested as wood pulp for paper manufacturing.

  Brokered many and different kinds of retail properties in Oregon during 30 years of business--from service stations and other small businesses to shopping centers and free-standing office buildings.

  Broker-Owner of land annexed to municipality which involved zone change, handling environmental issues, public meetings, management of news media and eventual sale to Target Stores, Inc.

  Broker-Owner of 160 acres of land adjacent to municipality ultimately sold to the city following several years of red-tape involvement with all phases of annexation, zoning, environmental and other related issues. The city eventually bought the land, which was the goal of the several year effort.

For the past four years, Mr. Kendall has, in addition to a continuing brokerage business, served as the Secretary-Treasurer of 10 Bears At Chiloquin, Inc. and has been instrumental in acquiring corporate land and financing for corporate projects.  Mr. Kendall has long been interested in aviation and is a private pilot.

Director and Vice-President of Oregon Administrative Operations Lori M. Allen  Director and Vice-President of Oregon Administrative Operations Lori M. Allen (65) has served in these positions for the company since its inception and she is a native of Oregon.  She completed her education through high school in Eugene, Oregon. Her extended education was in Washington State.  Following her college education, she left to the Eugene area to raise her family. The preponderance of her professional employment has been in southern, western and northern Oregon, though she has visited many states for seminars and conferences through the years of her professional career as well as foreign locales for vacations.  Ms. Allen's first serious employment after college was with the largest civil engineering firm in Lane County. Her responsibility ultimately became supervisor of customer relations, public relations, preparation of technical documents and correspondence before computers were an ordinary equipment item in professional offices. She also coordinated bid conferences in the Business Development division.  She left the firm with high recommendations to take a position with the Cancer Society.

Ms. Allen early on formed an interest in health services and alternative medicine, which remains to the present date. Her interest in the health industry to her first executive employment, having been highly recommended by the engineering firm and a bank president. She served as the Executive Director of the American Cancer Society; her area of jurisdiction and responsibility covered three Oregon counties and was the second-largest in the state. During her executive, contractual tenure, she developed many educational programs and fundraising events as models that were adopted by the National Society and were implemented nationally, some of which are utilized to this date. Her fundraising events sometimes raised more than a million dollars. Following the her appointment of a Board of Directors, numbering 35 professional persons--doctors, attorneys, educators and business persons in the community--the local chapter became the highest per-capita dollar producing income in the State of Oregon.

During that era, women were almost never remunerated equal with men for the same position and responsibility. After seven full years of her successful Directorship and national recognition, Ms. Allen petitioned the State Board to be compensated commensurate with men in the same industry having far less recognition than she and less responsibility than her own; the Oregon State Board declined pointing out that her salary was equivalent to the highest paid women directors within the Society and that the salary of men directors was beside the point. It was also noted that if she received a greater salary and contractual, upward adjustments, it would open the door for dozens of similar requests from other women directors. Lori, recognizing she would be inhibited from further advancing her career and earning capacity within the Society, reluctantly, resigned her position.

During Ms. Allen's tenure in the Cancer Society she formed many acquaintances and friendships with local professional and business people, some of whom were members of her local Board of

Directors. After leaving the Society, a friend introduced her to the President of Charter First Mortgage in Eugene. She was employed in a position that led to her functioning as a Loan Officer. She had an aptitude for conforming financing and mastered the details of assisting borrowers through the application process. Ultimately she conducted statewide educational seminars for real estate firms related to financing programs and formulas for FHA and VA financing

Ms. Allen began to invest in real estate during the 80's, during the time of the beginning of the decline of double-digit inflation. Taking advantage of a few opportunities resulting from the inflationary period, she bought depressed properties and improved them with a hands-on activity with the construction and remodeling. Her efforts were rewarded by substantial profits from the sale of the self-improved residential properties. Ms. Allen's organizational ability and sense of artistic design worked as a distinct advantage of being sensitive to the demands of the home-buying public. From those years to the present, Ms. Allen has continued to increase her design and construction skills and has continued to study the fluctuations of the real estate industry and market.

During the time she was buying and improving real property she agreed to take the position of managing a high-volume restaurant with the job description of supervising on-site management, employee training, organization and blending shift changes, stopping theft, and restructuring the menu and table-located, spontaneous buying sales devices. She left with high recommendations.

In the 1980's the growing demand for manufactured homes led her to the field of manufactured home sales. She received a Certification to Appraise Manufactured Homes authorized by NADA, after completing a series of costly, intense educational classes.  An Oregon company with sales lots in three cities employed Ms. Allen to organize and administrate the sales lots with emphasis on developing conventional and creative financing to accommodate sales. As she had a background in financing she became very active in troubleshooting for various Manufactured Home sales companies.  She was hired to streamline and educate the department of finance in creative financing and dealing with the various programs available through the Department  of Veterans Affairs and Conventional loan market.  She was employed by a Portland firm for the above referred to education and organization.

The involvement with finance allowed Ms. Allen contact with Private Investors who wanted to lend out their own money.  They persuaded her to attain her own Brokers license which she did and after extensive research she applied for license and bonding and became a Mortgage Broker, specializing in 'Hard Money' Loans.   This occupation gave her much satisfaction for over 13 years.  Because of a high energy level at the same time that Mortgage company was being developed Ms. Allen developed a Corporation and not only placed her Mortgage company within that Corporation, a Rent to Own furniture company was developed and operated for 5 years until it was profitably sold. During that period, she continued to purchase and rehabilitate distressed properties and profitably sell them.  The development with the Furniture Company gave rise to much personal involvement with production and editing of Television commercials and media involvement.

Most recently, Ms. Allen was offered the position of comptroller of a Land Acquisition and Development company as well as a General Construction company. The responsibilities of the position included, but were not limited to, office building design and interior improvements, acquisition of office furniture and equipment, overall file organization, and preliminary set-up of computer storage files and I-net access.

The Comptroller position for both corporations requires joint responsibility for communications, office organization, coordination of officer's and stock holders conferences, public relations, extensive record keeping, creative financing, analysis and presentation, organization of accounts payable, accounts receivable, time cards, supervision of payroll computation which is outsourced to bookkeeping service, and preparation of records for federal and state tax preparations.

The Land Acquisition and Development Corporation employs officers and office personnel and searches for profitable real estate opportunities that can be advantageously acquired, improved, if necessary, and sold. The comptroller must understand the process and have both experiential and intuitive skill to effectively discharge her responsibilities. She is further responsible for supervising preparation of loan request packages seeking millions of dollars in financing.

The Comptroller is directly involved with the construction company, a registered Disadvantaged Business Enterprise, presently employs 12 to 15 individuals. The comptroller is directly responsible for maintaining current licensing, insurance, bonding, and all reports to respective federal and state agencies. Her job description for the construction company also includes maintaining all employee records and payroll organization and distribution. She also maintains rapport and inter-office activity with larger contracting customers such as Weyerhaeuser Corporation of Oregon.

As an aside, Ms. Allen has received many awards and certificates in the Equestrian society. Most of them were awarded for accomplishments showing Tennessee Walking Horses.  One Stallion owned, broke and trained, by Ms. Allen was undefeated for 7 years. This particular stallion was shown in Oregon, Washington and California and became West Coast Champion in his division. Because of the interest in this hobby, Ms. Allen was employed by several Horse Clubs to organize and produce very large and successful Charity Horse Shows.  She also implemented and organized new Horse Clubs that remain active after 20 years.

Relationships   None of the aforementioned directors and officers are related by blood.

Promoters and Control Persons

There are no promoters or control persons involved with the Issuer or this Offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the company's outstanding capital stock by:  (i) each person or entity or person who is an officer or partner in such entity known by the company to beneficially own more than five percent of the company's common stock; (ii) each of the company's officers and directors; and (iii) all of the company's officers and directors as a group.  The Post Offering Shares assume that the offering is fully-subscribed.  Shares reserved for outstanding Warrants, options and incentive grants are not included in the Post Offering equity calculations.

	Name and	Amount and
Title of	Address of	Nature of	Percent of
Class	Beneficial	Beneficial	Class
	Owner(1)	Owner

Common	10 Bears at Chiloquin, Inc.(2)	28,000,000(3)	87.50%

(1)  The address for these persons or entities named above is 325 A Street, Springfield, Oregon  97477, except where otherwise noted.

(2)  10 Bears at Chiloquin, Inc. is an affiliate of Wayne W. Maynard, who is the Chairman of the Board of Directors, President and Chief Executive Officer of Ten Bears, Inc., and of Stevens N. Kendall, who is the Treasurer and Secretary of the company and a member of the Board of Directors.

(3)  This number does not include any amount of shares the beneficial owner has the right to acquire within 60 days as there are no options, warrants, rights, conversion privileges or similar obligations included in this number or existing.

All officers and directors of Ten Bears II, Inc., as a group, hold, either directly or indirectly, 28,000,000 shares or 87.50 percent of the total common shares of the issuer currently issued and outstanding.  There have been no common shares issued directly to any officer or director of the company.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this offering and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this offering.

DESCRIPTION OF SECURITIES

The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.0001 per share.  Upon completion of the Offering 36,000,000 shares of common stock will be outstanding.

Common Stock

The holders of Common Stock of the Company are entitled to one vote per share on all matters submitted to a vote of the stockholders. Cumulative voting of shares of Common Stock is prohibited and there are no pre-emptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore.  The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.  Subject to the prior rights of creditors, all shares of Common Stock are entitled in the event of liquidation to participate ratably in the distribution of all remaining assets of the Company.

Shares Eligible for Future Sale

Upon completion of the Offering, the Company will have 36,000,000 shares of Common Stock outstanding. Of these shares, the 4,000,000 shares sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased at any time by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act). All of the remaining shares of Common Stock outstanding (32,000,000) are held by existing stockholders and were sold without registration under the Securities Act in reliance upon an exemption from registration and will be "restricted" securities within the meaning of Rule 144, 320,000 of which will be eligible for sale in March 2006.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned "restricted" shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock (320,000 shares immediately after the Offering) or the average weekly trading volume in the Common Stock on the Nasdaq National Market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provision, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to be an "affiliate" of the Company at any time during the 90 days preceding a sale, and who has beneficially owned "restricted" shares for at least two years, would be entitled to sell such shares under Rule 144 without regard to the volume or manner of sale limitations referred to above.

The company is also currently offering a private placement offering of 2,000,000 common shares at the price of fifty cents ($0.50) per share.  If both this public offering and the private offering are fully subscribed, there will be a total of 38 million common shares outstanding.

The Company can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices. The Company, as of the date of this Prospectus, has approximately 6 stockholders of record. Although the Company is a reporting company pursuant the Securities Act, its Common Stock is not actively traded and there does not currently exist any market makers for the Common Stock of the Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Experts

The financial statements of the company for the period ended December 31, 2004, from inception (January 2004) through December 31, 2004, have been included herein and in the registration statement in reliance upon the reports, included herein, of Lyons Financial Services, and upon the authority of Mr. William P. Lyons, Jr., CPA as an expert in accounting and auditing.  Mr. Lyons is not an owner of record or a beneficial owner of any of the outstanding shares of stock of the issuer nor does he possess any outstanding warrants, options or rights to purchase any of the shares of stock of the issuer.

Counsel

The validity of the issuance of certain of the shares of Common Stock offered hereby and certain other legal matters has been passed upon for the Company by Alan W. Curtis, Attorney at Law, Newport Beach, California.  Alan W. Curtis is a shareholder in Ten Bears II, Inc.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's Bylaws provide for the indemnification of, and the advancement of expenses to, the directors and officers of the Company in connection with proceedings and claims arising out of their status as such to the fullest extent permitted by the laws of the State of Nevada. In addition, the Bylaws contain certain provisions intended to facilitate receipt of such benefits. The Company also intends to purchase customary directors' and officers' liability insurance policies for its directors and officers, if such insurance is available at a cost that the Board of Directors deems prudent.

DESCRIPTION OF BUSINESS

Ten Bears II, Inc. is a development stage company that owns the absolute right to purchase approximately 80 acres of zoned land (referred to as the 'Rapids Property') adjacent to an operating casino in Klamath County, Oregon.  The corporation intends to develop a portion of the property with a 175-space, state-of-the-art Recreational Vehicle Resort.

The company owns the exclusive right to purchase approximately 80 acres of zoned land near Chiloquin, Oregon (referred to throughout this document as the 'Rapids Property'), which is located about 25 miles north of Klamath Falls, Oregon bounded on its west side by Highway 97 and bounded on its east side by about a quarter mile of frontage on the world-renowned Williamson River. The purchase price is one million five hundred seventy five thousand dollars ($1,575,000). A thorough description of the land, the region in which it is located and other pertinent factors is set forth in this section following a thorough review of the Recreational Park Industry.

The reader may desire to bear in mind that the 80-acre parcel is situated adjacent to a 16,000 square foot, 24-hour operating casino owned and managed by the Klamath Tribe of Klamath County, Oregon. A description of the casino is provided further in this section.

Mission Statement  The mission of Ten Bears II, Inc. is to complete the acquisition of the Rapids Property, accomplish administration improvements by working with Klamath County officials and the Oregon Department of Transportation, partition the land, prepare usable plans & specifications, and construct and operate a modern, full-service 175 to 200 space Recreational Vehicle Resort.

Additional Improvements  The planned RV Resort is expected to utilize only about 20 acres of 80 acres of mostly developable land. As can be seen by the permitted uses within the land's zoning (see paragraph 'Zoning of the Land' further in the section) the 60 reserve acres is contemplated for future development, which is intended to further benefit the stockholders of Ten Bears II, Inc.

Recreational Vehicle Park Industry Introduction  There are approximately 8,600 privately-owned recreational parks and campgrounds in the United States, the response to an estimated market demand of approximately 61 million campers; an estimated 9 million of this group use travel trailers, motor homes or other types of recreational vehicles (please see a definition of the types of modern recreational vehicles reviewed later in this commentary).

Credible reports, publications and other studies strongly indicate there is a continuing, measurable, verifiable, dynamic trend throughout the United States of retirees deliberately adapting to the alternative lifestyle of the RV enthusiast or RV'er.  Sales of recreational vehicles in almost every state has increased significantly nearly each year since the 1980s, with short-term fluctuation keyed to spikes in fuel prices. The up-trend appears to have been consistent since December 1993, partially indicated by an increase in sales operations for both new and used recreational vehicles.

The changing demographic pattern of the United States indicating the increase of the older age population is well documented.  This changing pattern and its influence on the choices older Americans are making has been a frequent topic on television talk shows, RV industry magazines and the media.  The RV lifestyle appeals to many retirees who find it an attractive alternative to the more conventional home with its demanding responsibilities. Hundreds of thousands of affluent retirees choose to maintain a traditional home yet travel in their motor home for several months each year. The upper population is increasing due to medical advances and new knowledge about Atkins and other diet regimes and vitamin protocols; therefore, hundreds of thousands of retirees are more physically fit and active.  The increase in this group is expected to continue; this trend is reasonably expected to translate into an increasing demand for more RV facilities.

The RV lifestyle has also become an increasingly affordable and acceptable form of home ownership and/or shelter for non-retirees.  Single people, including those who make up a transient labor force, couples without school-aged children, and in some cases college students are using RV lifestyles as an affordable alternative to the more expensive apartment rental rates.

Sales of RV's increased 13% in the middle-90's and sales of towables jumped 16% during the same time period.  Even sales of motorhomes, a much higher ticket item, has experienced steady gains up to 5% in a given year.  Some motor homes cost as much as $1 million plus (ie Marathon Coach, Eugene, Oregon). There are presently about 9 million RVs (taking all types of rigs into consideration) in the United States.  Hundreds of thousands of families who cannot afford to own the type of RV they like (a Class A or Class B motor home, for example) are turning to the rapidly growing RV Rental enterprises.  New technology has enhanced both RV resorts and resort and overnight facilities.

An enormous segment of the US population, retirees and otherwise, are seeking out modern RV parks, as a stop-over facility when traveling to distant locales, as a vacation headquarters from two weeks to a month at a time, for mini-vacations (three to five days).  Other groups consists of migrant workers looking for a temporary dwelling facility (whether construction or migrant agricultural workers), families looking for a home in a particular community who would rather live in the RV park than in a motel, students who are seeking low-cost housing compared to typical apartments in a university area, and other categories of persons who, from time to time, need housing that costs less than a house or apartment.  The complexity of the demographics of consumers for an RV park has become far more involved than even a decade ago; and the demand for this type of facility has increased accordingly.   Vacation cost comparison studies show that a family of four, on the road for 21 nights, are likely to incur average costs of approximately $1,295 in a RV, compared to about $4,118 if traveling by airline and staying in motels or hotels and eating most meals in restaurants.

Recreational Vehicle Industry Summary   The following information is provided to provide the reader with more than a cursory picture of:

(1) the recreational vehicle industry in the United States;

(2) the types of vehicles currently being purchased and operated by the millions of RVers in the United States; and

(3) the types of RV Parks offered to the millions of owners of recreational vehicles.

As a preface, thousands of Americans travel in recreational vehicles. Recreational vehicle parks offer RV travelers safe, inexpensive accommodations and the freedom to linger or depart as they desire, when they desire. With retirees, families, and outdoor enthusiasts all joining the trend, the number of recreational vehicle parks has increased significantly throughout the United States and statistics indicate the trend will not only continue, but will actually increase.

Recreational vehicles range from tent trailers to conversion vans to luxury motor homes with remarkable modern conveniences. As with automobiles, non-wealthy RVers or families and individuals who desire a RV can shop for new or used vehicles, as their budget allows. Financing is available to buyers.

Similarly, RV parks include rustic campgrounds with basic utilities as well as full-service parks with shops, recreational facilities, cable TV and other amenities. Experience shows that RV parks can be operated as successful businesses if they are properly located, well-maintained, and carefully managed.

This following information represents a broad overview of the recreational vehicle industry and the physical and economic characteristics of RV parks. Specific methods for analyzing privately owned parks are probed and types of parks, site and design features, typical improvements, operations and management, income and expenses, and financing are reviewed. The text examines issues that are vital to the recreational vehicle park industry and should prove helpful to investors contemplating an economic association with an RV park.

Introduction To Recreational Vehicle Parks   Recreational vehicles continue to be popular with millions of travelers and campers. The recreational vehicle has become a favorite means of camping and leisure travel for more than 25 million people in the United States. To accommodate this demand, corporations and individual developers increased the number of recreational vehicle parks and campgrounds during the 1970s, 1980s, 1990s. Today there are more than 8,600 private and 5,000 public recreational vehicle parks and campgrounds in the United States. These figures exclude the hundreds of facilities in Canada vigorously visited by Americans.

Like other combined real estate and business operations, recreational vehicle parks require specialized management. No two parks are alike; and success is largely a function of location and management. Properly located and managed, these properties may offer investors the potential for high returns.

Recreational Vehicles (RVs)   Federal standards define recreational vehicles (RVs) as vehicular-type units primarily designed as temporary living quarters for recreation, camping, and travel. Some RVs have their own motive power, while others are mounted on or towed by another vehicle. Recreational vehicles come in many types, sizes, and prices. Most fall into two broad categories: motorized (motor homes and van conversions) and towables (tent trailers, travel trailers, truck campers, and fifth-wheel trailers). To qualify under Federal standards, RVs cannot exceed 40 feet in length and 400 total square feet in the set-up mode.

Recreational vehicles are used for full-time housing as well as temporary living quarters for vacation purposes, so most are self-contained. The occupants of such vehicles have everything they need for extended periods of time, without hooking up to outside utilities. self-contained units have cooking facilities and refrigeration, lights, bathrooms, showers, a gas supply, and running water. The more expensive models are also equipped with washer/dryers, microwaves, video cameras for backing up, and central air-conditioning systems.

Recreational Vehicle Types  The five basic types of recreational vehicles are the 1) motor home, 2) travel trailer, 3) truck camper, 4) tent trailer, and 5) fifth-wheel trailer. The following describes each style.

Motor Home   A self-powered vehicular unit designed to provide living quarters, usually for recreation, camping, or travel.  These units are permanently attached to a self-propelled motor vehicle chassis. Motor homes can measure up to 40 feet in length and 8.5 feet in width. This type of recreational vehicle has become the most popular among users. Included in this category are Class A, Class C, and van motor homes (van conversions). New units vary in price from about $40,000 for van motor homes to well over $150,000 for luxurious, buss style models. Leading manufacturers include Fleetwood Enterprises, Winnebago, and Coachman Industries. As a point of interest, in Oregon there is a flourishing manufacturer producing Motor Homes that sell for between $700,000 and $1,200,000.

Travel Trailer   A vehicular unit mounted on wheels that does not require a special highway permit when towed by a truck or automobile.  Prices vary depending on style.  Many full-time occupants prefer the travel trailer to motorized versions because they can be unhooked from the tow vehicle and they provide more livable area.

Truck Camper  A movable structure that is mounted or loaded onto the bed of a pickup truck, this type of RV is generally less expensive than a motor home or travel trailer. These models are popular among sports enthusiasts and suitable for short camping trips.

Tent Trailer  A vehicular unit mounted on wheels that folds into a tent. This type of unit is also known as a folding camping trailer. The cover material is canvas and some units include a portable toilet. Tent trailers are generally the least expensive of the RVs, ranging in price from $2,500 to $15,000.

Fifth-Wheel Trailer  A mounted, self-contained vehicular unit designed for towing by a motorized vehicle. The unit is mounted above or in front of the tow vehicle's rear axle. These units do not require special highway movement permits and cannot exceed 400 square feet in the set-up mode. The "fiver" is similar to a travel trailer. Its main advantages are that it is easier to park than a travel trailer and there is additional living area above the truck bed.

Recreational Vehicle Popularity  Recreational vehicle tourists have become an important part of the U.S. travel industry.  According to the Recreation Vehicle Industry Association, there are about nine million RVs in the United States and 25 million people who use them. The most recent U S. statistical abstract ranks camping as the fourth most popular sports activity in the United States, behind walking, swimming, and bicycle riding.  One out of every four Americans has gone camping.

For millions of travelers, recreational vehicles and RV parks have become the chosen method of camping.  RVs represent an alternative lifestyle for some and a hobby for others. Many see RV camping as a method of socializing, like belonging to an organization or club. While the use of motor homes or park trailers may be considered 'luxury camping" by purists, RVs can also be a form of full-time affordable or alternative housing.

The popularity of recreational vehicles is demonstrated by the increasing retail value of the units shipped over the past 30 years. Since the 1970s there has been a significant increase in the number of motorized homes produced and an impressive increase in the aggregate retail value of shipments.

In 1970 the Recreation Vehicle Industry Association reported shipment of only 30,300 motorized vehicles, or 8% of the total market for that year. The corresponding retail value of the units was $318 million, or about $10,500 per unit.

Soon after the end of the gasoline shortages and credit crunch of 1973-1974, motorized RVs increased in popularity. By 1984 a record 257,300 motorized units, comprising 65% of the recreational vehicle market, had been shipped at an average retail value of $24,337 per unit. At the same time, the total market share of the less expensive travel trailer units declined sharply to only 23% of the market.

Recreational vehicles continued to be popular throughout the 1980s, with industry shipments and retail values reaching all-time highs in 1988 before falling off during the recession of 1989-1991. Into the 1990s, motor homes have continued to be the most popular type of RV.

The monitoring of RV shipments and the spending habits of RV owners are important insofar as RV sales are a leading economic indicator in the United States. Interestingly, Recreational vehicle sales are among the first indicators to decline during an economic downturn and one of the first signs of an economic recovery. Analysts can track periods of increasing and decreasing sales activity to discern their effects on the overall industry. However, families who already own their RV can be expected to continue to travel and seek RV Parks across the nation.

Recreational Vehicles Compared to Mobile Homes  Some people continue to confuse recreational vehicles with mobile homes. While recreational vehicles and mobile homes serve the same function as living quarters, there are significant differences between the two. The most obvious distinction is that RVs are immediately mobile. Although a mobile home is, by definition, moveable, the high cost of relocation often makes it impractical.

The difference between RV parks and mobile home parks can also be defined; however, at times some RV parks act and operate like mobile home parks. It is not uncommon to find combination RV/mobile home parks. Nevertheless, there are several important differences. Mobile home parks do not allow campers or tents and they do not charge a transient tax because they do not rent by the day. There are no minimum stay requirements, but occupancy is usually extended or permanent. In contrast, RV park occupancy is transitory; therefore, RV parks require more intensive management.

Recreational Vehicle Parks Compared to Campgrounds  Recreational vehicle parks and campgrounds are often interchangeable.  Federal standards define an RV park as a tract of land that has two or more recreational vehicle sites providing occupancy for recreational vehicles owned or operated by the general public for recreational purposes.  A campground has a similar definition. The difference between the two is that RV parks are primarily for recreational vehicles, whereas campgrounds can also accommodate walk-in, pack-in, and/or equestrian campers.

Federal standards set forth by the American National Standards Institute (ANSI) divide campgrounds into the following categories.

Primitive campground. A campground with no restrooms or other conveniences that cannot be accessed by vehicle

Semi-primitive campground. A campground that has only basic conveniences such as fire rings.

Semi-developed campground. A campground that is developed with two or more recreational vehicle sites where basic conveniences such as toilets are available.

Developed campground.  A campground that is substantially developed with two or more sites that have more extensive conveniences than those found in a semi-developed campground.

Fully-developed campground. A developed campground where upgraded service facilities are provided (i.e., one or more service buildings). There are paved roads and concrete pads (the project planned by Ten Bears II is in this category).

Recreational vehicle parks fall into the developed campground categories. Although various types of campgrounds can accommodate a self-contained RV, this discussion focuses on developed,

privately owned, recreational vehicle parks. Types of recreational vehicle parks are described in this dissertation.

Types Of Recreational Vehicle Parks  As the RV industry has matured over the past 30+ years, recreational vehicle parks have diversified to meet the preferences of both contemporary travelers and full-time RV enthusiasts. Some RV parks cater mainly to overnight visitors, while others offer one-stop vacations and extended residency (the RV Park planned for the Rapids Property is intended to be clearly fit within this category). Like other types of commercial real estate, RV parks vary and no two parks are exactly alike. Although most share the characteristics of two or more classifications, parks are generally categorized as a single, predominant type based on their market appeal or segmentation.

When investing into an RV Park, whether existing or proposed (as is the case of the subject), identifying the type of park targeted is important because it helps define the stability of the income stream. The three most common types of RV parks are:

1. Overnight Parks

2. Extended-stay Parks

3. Destination Parks

NOTE:         The types of parks are reviewed; thereafter, the proposed park is classified according to the industry definitions.

Overnight Parks  The overnight or "en route" park is one of the most common RV facilities.  Such parks are often located along or just off interstate highways and freeways. The typical length of stay is one or two nights for the traveler en route to another destination and sometimes longer for business travelers.

The key to an overnight park's success is location. A good location is imperative because this type of park generally has few amenities and activities to keep travelers interested. Ease of access is crucial, especially for parks without freeway frontage. Signage and exterior appearance are also important. Successful overnight parks tend to be close to at least one major attraction or on the way to an established tourist area.

Short stopovers increase management and labor costs Therefore, the ratio of total expenses to collected income is usually higher for overnight parks than for parks with more stable occupancy.

Extended-Stay Parks  Extended-stay or residency parks have become increasingly popular in recent years as conventional housing has become too expensive for many Americans.  To some degree, this type of facility is similar to a mobile home park, where individuals reside on an extended or even permanent basis.  However, residents of an extended-stay park live in recreational vehicles (park trailers) rather than mobile home coaches.

Extended-stay parks can have year-round permanent residents, seasonal occupants, or a combination of the two. A park's location usually determines the seasonality of the demand. Facilities along the West Coast, for example, report higher occupancy levels in summer months than in winter months. In the Southwest, occupancy is highest in the winter months as "snowbirds" travel from northern states and Canada in search of a warmer climate.

Interestingly, most residency parks charge by the month; a few specify semiannual or even annual payments. When annual rent is paid in advance, the payment is discounted by the landlord to reflect the lower risk of collection loss and lower management costs.

Some park owners prefer to lease spaces, while others are more comfortable with month-to-month rentals. If there are leases, particular attention should be paid to the term, the provision for rent increases, and any sublet-ting agreements. Subletting may be important if the lease is long-term and market rents are increasing faster than the rent indicated by the escalation provision

Destination Parks   An increasing number of RVers are staying at parks that provide a broad range of amenities, activities, and services. Unlike the overnight facility visited by travelers en route to another destination, the destination park itself is the attrac-tion.

Destination parks tend to be resort-like. Most parks design activities and amusements for all age groups, but some cater only to senior adults. Recreational facilities often include swimming pools, basketball and horseshoe courts, spas, children's playgrounds, and enclosed recreation halls. Some feature miniature golf, waterslides, river or pond fishing, boat marinas, game rooms, and tennis courts. Live entertainment and dancing are common at certain times of the year. Many activities and entertainment are aimed at getting people to stay an extra night.  Disney's Fort Wilderness Resort in the Orlando, Florida area is an example of a destination park. Although Disney World and Epcot Center are the main attractions in the area, Fort Wilderness is a destination resort with waterslides, pool and beach swimming, and an 11-acre zoological park. A facility does not have to be within a prominent tourist area to qualify as a destination park. Of course (and importantly), such parks capture a share of overnight travelers and extended-stay occupants in addition to destination resort guests.

Destination parks typically generate the majority of their income on a seasonal basis. Some parks even close down during the off-season.

Daily rental rates at destination parks tend to be higher than rates at other parks. The additional activities, amenities, and services result in higher expenses as well as higher construction and maintenance costs. Some park owners offset these additional costs by charging separately for extra features, others simply include it in the daily rate.

Other Types Of Parks  As mentioned earlier, recreational vehicle parks have diversified into a variety of niche markets. In addition to the parks just discussed, there are condominium and membership parks which focus on servicing specific needs. Ten Bears II does not plan to approach the niche markets. They are as follows:

1. Condominium Parks

2. Membership Parks

3. Franchise Parks

Condominium Parks   A condominium, or condo-site, park is a multispace facility which offers buyers fee title to an individual site and an undivided interest in common areas. Residents pay association dues to cover the maintenance of common amenities. Condominium parks target those who prefer to have an equity interest in their principal (or vacation) residence rather than a rental agreement.

Membership Park   Membership parks include many of the amenities offered by destination parks, but users of this type of park purchase a membership or right-to-use permit for a specified period of time (typically three family generations). An RV owner buys the right to use a "home" park and other affiliated parks. Membership prices vary with the park, but typically range from $2,500 to $6,000. In addition to the initial cost of membership, members must pay fees of $100 to $250 per year. Members may transfer or sell their memberships. A secondary market exists for resales; typically management receives a 20% transfer fee. Members are generally allowed to use the park at any time, although many parks have a maximum stay require-ment of 14 days. There are restrictions as to the number of members a park may have. The rule-of-thumb is that a park can have approximately 10 times as many members as there are sites, although higher or lower ratios are not uncommon especially if some of the sites are cabins.

Another type of membership park is represented by military campgrounds, which are not open to the general public Only active or retired career-military personnel with proper identification may camp at these parks. Like membership parks, these campgrounds may have the characteristics of destination parks and offer a variety of amenities.

Franchise Chain Parks  are parks such as KOA Kampgrounds and Yogi Bear Jellystone Camp Resorts, which have hundreds of campgrounds across North America. Franchise parks may be Overnight, Extended-stay, or Destina-tion parks and are open to the general public.

RV Park Demographics  As noted previously, management believes that location is critical to a park's success; the location of the site will largely determine the type of park to be developed. Other factors to be considered are:

1. Income characteristics of the surrounding population base

2. Climate

3. Recreational attractions

4. Competition

A large population base within a three- to four-hour drive (approximately 150 to 250 miles) is one key to a park's success. Travel studies indicate that RV owners travel an average of 5,900 miles per year and spend more than 23 days on the road.  A large percentage of this time reflects extended weekend trips, which suggests that RV owners are traveling close to home.  Parks within a four-hour drive are commonly targeted, especially by organized groups like RV clubs, since driving time is not considered "pleasure" time. The subject's proximity to the Eugene/Springfield area and the Portland Metro Area is beneficial and within this particular type of market segment.

RV ownership is not inexpensive. Standard recreational vehicles range in price from $10,000 to $75,000, and top-of-the-line motorized units can easily cost more than $150,000.  Insurance, fuel, and maintenance expenses also add to the cost of ownership. Studies by the RV industry indicate that the average RV owner's household income is $50,000 per year and that the average RV'er spends more than $100 per day on related goods and services, including park accom-modations.  Most RV buyers are 45 to 64 years old, with a median age of 48.

Clientle  Locational features tend to determine the segmentation of market demand. There are four basic categories of RV users:

1. Conventional Campers

2. Clubs and Organizations

3. Residents

4. Snowbirds

Conventional Campers These individuals are typically most active on week-ends and stay close to home. Conventional campers tend to be families with children who can travel extensively only during school breaks and summer vacation.

Clubs and Organizations  This group consists of social clubs and national organizations with local chapters. RV clubs have increased in popularity over the years. Clubs can provide a park with significant, ongoing revenue. Nationwide organizations such as Good Sam Clubs provide members with discounts on occupancy rates and merchandise.

Residents  Some individuals use RVs for inexpensive housing, either temporarily or on an extended basis Some people maintain an RV for use as a vacation or summer home, others may reside in an RV park year-round.

Snowbirds  Many retired or semi-retired RV users migrate from cold, northern climates to warmer, southern areas each winter. Snowbirds can represent a significant portion of park occupancy during certain periods of the year

Locational Characteristics  Climate has a major influence on how a site is developed. The amount of annual rainfall and/or snowfall and wind conditions are analyzed.  As mentioned previously, recreational attractions play an important role in the siting of an RV park.  RV parks tend to locate near oceans, lakes, rivers, amusement parks, and desert areas. One major attraction close to the proposed planned RV Park is the existing, 16,000 square foot Kla-Mo-Ya Casino (operational since 1997), adjacent to the land planned for development. This popular and attractive casino, scheduled for expansion, already attracts many thousands of guests from hundreds of miles away.

Market Summary  Management believes that the key to proper market analysis lies in understanding the potential client base in a particular area. Locational features including distance to population centers, climate, and recreational amenities will influence the type of clientele the park will attract. The type of park to be developed is then determined by the type of clientele available. Both location and demographic factors have a significant impact on the quality and quantity of income a park can generate. The preceding factors considered applicable and appropriate have been and are continuing to be carefully considered by the Directors and Officers of Ten Bears II, Inc.

Site Analysis   In the valuation of an RV site, there should be analysis of two distinct entities: the underlying land (the site of the park) and the individual sites or spaces that comprise the facility. Although the two are joined physically, they must be analyzed separately. The individual spaces and other park improvements are subject to physical and func-tional obsolescence due, in part, to changing consumer preferences.

Physical Site Features  The utility of an RV site may be affected by its topography, configuration, size, and soil conditions and by the availability and adequacy of utilities.  Land with few physical barriers is more desirable and less costly to develop. Level sites are preferred because RVs need to be on relatively level ground. The site planned for development by the company has been estimated as 95% level.

The shape and size of the parcel will dictate how the site is to be developed. Sometimes a site may be too small (or too large) for its market.  In other cases, a larger site may be preferred so the developer can take advantage of economies of scale.  Competition levels and zoning restrictions may also impose certain size requirements.  The Rapids Property is comprised of approximately 80 acres, though not all the acreage will be utilized for the planned RV Park.

The shape of the land parcel can limit the number of individual RV sites that can be developed. The typical density of 15 spaces per acre may not be achieved on an irregular site. Federal standards limit new RV park densities to 25 units per acre. The Rapids Property is generally rectangular is shape.

Environmental Issues  A Level I and Level II Analysis has disclosed no environmental concerns. A cultural survey is partially completed as of the date of this Memorandum; while the partially completed survey has revealed no difficulties, the cultural survey will be completed for the record (the qualified person accomplishing the survey has stated his opinion that he anticipates no cultural barriers to development of the land).  (See Exhibit G - Site Assessment)

Types Of Spaces   Although there are variations, three types of spaces or sites are found in most RV parks: pull-through, back-in, and group spaces. The first two types are more common. Both are angled to the road for easy access. Pull-through spaces are preferred by drivers of large vehicles and trailers because these spaces are longer and are located between two roadways. Back-in sites are typically positioned between the property line and the roadway. Drivers of smaller vehicles such as campers and van conversions can access these spaces comfortably. Group sites are a aggregation of spaces that are normally intended for clubs or group gatherings. These spaces sometimes are segregated from the other sites in the park.

Full hookups are preferred over partial hookups (i.e., water, sewer and electricity) Some parks have cable television hookups and telephone service. Since electric-ity can be quite costly, electric meters have been installed in some parks. This issue is especially important in residency parks where tenants rent spaces on a monthly basis.

Zoning And Governmental Issues  Recreational vehicle parks are often governed by a number of specific zoning regulations and permits. Use permits with specific length-of-stay requirements are not uncommon. In some cities, RV travelers must leave after a three-month or six-month stay. Such restrictions would preclude the operation of a residency park. Use permits may also expire after a certain time.

There may be state, county, or city requirements relating to density and maximum lengths of stay. Recreational vehicle park owners are also under the jurisdiction of a number of government agencies. The developer should be familiar with the principal governing agency and with the operation and occupancy regulations within the jurisdiction. In California, for example, the principal governing agency is the Department of Housing and Community Development. This

agency administers policy for the construction and operation of all parks in California. In several other states, the principal governing body is the state department of health.

General Design Criteria  A number of nationwide RV and camping directories are available to help assess a park's comparability rating in the market. It will be seen hereafter that the subject design is contemporary and attractive with an intriguing theme.

While marketability of the RV spaces is the true test of a park's acceptance, all RV parks must meet certain minimum standards. Federal standards establish general criteria that cover park construction and specifications as well as building and road design Other design criteria apply to swimming and bathing facilities. Local fire safety, environmental, health, and sanitation requirements must also be met. Since recreational vehicle park design criteria have changed over time, older parks are unlikely to meet all local and federal standards. Nevertheless, it is useful to become familiar with applicable design standards since design has a significant influence on occupancy, income and value.

Basic improvements found in nearly all parks and developed campgrounds include a registration area, sanitary facilities, and interior roads. Other common improvements include laundry facilities, stores, and recreational facilities.

Park Improvements  It is a prevailing opinion that well-designed, clean restrooms are critical to the overall success of a park.  In any lodging facility, restrooms and shower areas must be clean and well-lighted. Federal standards require new parks to have a minimum of one men's and one women's toilet for the first 25 sites in the park.  For each additional 25 sites without sewer connections, another pair of toilets is required. If individual, enclosed showers are provided, there should be a review of building codes for requirements concerning the minimum size of shower and dressing areas and the finishing of floor and wall surfaces.

For parks that are not equipped with individual sewer connections, one disposal station for each 100 sites is required by federal standards. The station should be easily accessible from the service road and provide unobstructed entry and exit for recreational vehicles.

Registration   A registration area is required for guests to check in. The registration area may be an entrance booth or gate or a combination store and office/registration counter.  Entrance booths, which are commonly found in public parks, are usually small structures with minimal interior improvements that can accommodate one or two persons.  Sometimes guests register at a counter located in the office or store. Sufficient room for RV parking should be available so that occupants can register without making it difficult for others to gain access to the store.

First impressions are important for any lodging facility. This is especially true for RV parks competing for en route customers. The entrance to the park should be well landscaped and accessible. Informed developers, as is the developer of the subject, pay careful attention to the ease of entry and exit as well as clearance and roadway width.

Every park needs interior roads to access individual sites. Roads are commonly dirt, gravel, or asphalt and should be easily traversable and well drained.  Some RV'ers avoid parks with roads that are difficult to maneuver.  The best-quality parks have roads that are professionally constructed of asphalt or concrete and are at least 12 feet wide. Federal standards call for minimum widths of 10 feet per traffic lane and 8 feet per parallel parking lane. The company plans for its RV Park roads to exceed federal standards.

Laundry Facilities  Laundry rooms are found in most parks, as they will be in the subject park. The design and construction of laundry facilities and all other buildings in an RV park must conform to applicable building codes. The laundry facility is not only an important convenience to guests; it can be a significant profit center to the owner of the park.

Park Store  Park stores are vital when nearby shopping facilities are limited. Properly located and operated stores can be very profitable, especially when they attract customers outside of the RV park.

Recreational Facilities  The amount and type of recreational facilities provided also depend on the type of park.  As a rule, destination parks that cater to families have more amenities than overnight and residency parks. Most parks have clubhouse/office and lawn/barbecue areas. Pools and spas are also fairly common. Boat marinas or docks for river fishing are typically found in parks on waterways. Family-oriented parks usually have game rooms equipped with video games

It is generally recognized by many experienced developers of RV Parks that recreational amenities such as game rooms and recreational halls can be separate profit centers. In some locations, it is feasible (and profitable) for the park owner to rent the hall separately to local residents for special occasions such as retirement parties and weddings.

Other Improvements  Other improvements found in RV parks include a caretaker's or manager's unit, laundry facilities, restroom/shower facilities, a clubhouse, snack bars or restaurants, propane stations, pay telephones, fencing, landscaping and a variety of entertainment improvements. The caretaker's unit is usually a single-family house or apartment unit occupied by the on-site manager.

Park Rating   RV and campground service directories are useful to investors, lenders and developers who are gathering and analyzing data on comparable parks. One such publication is Trailer Life Campground and RV Services Directory, published by TL Enterprises of Ventura, California.  Trailer Life rates parks in terms of the full measure of the facilities, cleanliness and physical characteristics of restrooms and showers, and visual appeal. Ratings are based on field inspections and questionnaires filled out by members.

For a park to receive Trailer Life's highest rating, it must be in good to excel-lent condition, have complete facilities, and be visually appealing. A top-rated park will provide full hookups for at least 50% of its sites, the remaining sites will have water and electricity plus sanitary disposal facilities. Top-rated parks have roads at least 12 feet wide, 24-hour, on-site managers or security, clearly numbered concrete or asphalt sites, clean and well-lighted restrooms, and well-equipped laundry rooms. They must also have at least two, major recreational facilities plus a pool and a store that stocks a variety of food items and supplies. Major recreational facilities generally include enclosed recreation centers, game rooms, tennis courts, boat marinas, and spas. In addition to good facilities, a top-rated park must have good aesthetics, i.e., attractive landscaping in har-mony with the natural environment.

Klamath County Region  The Rapids Property is located in Klamath County, Oregon, the southeastern area of the state. The county's population is approximately 63,700. The Crater Lake National Park attracts hundreds of thousand of tourists annually. Highway 62 turning off State Highway 97 intersects across the highway from the Rapids Property leads to Crater Lake.

The Volcanic Legacy Scenic Byway All American Road is in Klamath County (rated as one of the 17 best drives in the United States). The largest city in Klamath County is Klamath Falls, the county seat (population about 20,000) situated about 25 miles south of the 80 acre Rapids Property.  Outdoor recreation is a premiere attraction in Klamath County--hiking, biking, canoeing, fishing, and sight-seeing. The wetlands and woodlands of the vast Klamath Basin are home to what has been referred to as 'a staggering array of wildlife; millions of migrating birds, navigating the Pacific Flyway, rest and feed in the region's seven National Wildlife refuges.' The many hundreds of thousands of sightseers enjoy heavily wooded hills and valleys, rolling meadows and mountains reaching to heights of 10,000 feet.

County statistics and demographics would burden this text, but are available on request.

Neighborhood and Site  The neighborhood is engagingly rural and wooded and accessed by State Highway 97.  Commercial activity has been developing in the neighborhood for the past several years inclining to focus on the immediate area near the Rapids Property, primarily due to the intersection of Highway 62 (leading to Crater Lake) and the Kla-Mo-Ya casino.  Some of the operating businesses are motel, food and beverage, real estate office, and other tourist-oriented businesses. The small town of Chiloquin, about 3 miles north, population approximately 1400, can be considered part of the Rapids Property neighborhood. Chiloquin, founded in 1926 as a logging town, is situated at the confluence of the Williamson and Sprague Rivers in the approximate center of the Three Rivers Recreation area of Klamath County.

State and Federal forest land surrounds the area augmented with pine, aspen and cottonwood forests, rivers and lakes and stretches of fields, and is noted for its hunting, fishing, camping and skiing opportunities.

The land is situated on State Highway 97 between the Winema National forest on its east side and the Rogue River National Forest on its west side. Agency Lake is a few miles west of the property and the Upper Klamath Lake is southwest of the land. Most types of outdoor recreation are available in the region and tourism steadily continues to be an important economic factor in the region.

The Kla-Mo-Ya Casino  The Kla-Mo-Ya casino, enterprise of the Klamath Tribes, began operations in the summer of 1997.  The casino name is an acronym of the three tribes that form the Klamath Tribes: Klamath, Modoc and Yahooskin Band of the Snake Indians. The structure is constructed on a 40 acre parcel along the Williamson River [it is adjacent to the Rapids Property; see Paragraph 10.47(c)].

The casino is located 22 miles north of Klamath Falls, Oregon at the junction of Highway 97 and the Crater Lake Highway (Highway 62).

The attractive 16,000 square foot casino, operational 24 hours daily, offers 313 slot machines, video games, six table games and food and beverages. Officials of the Tribe report the casino has grown steadily since 1997.  Goods and services purchased by the casino for daily operations and improvements benefit numerous local businesses. The casino provides 150 jobs to people from Klamath Falls and the neighborhood area.

The Tribe also reports it is planning an expansion up to a total of 50,000 square feet during the next few years, which will, when completed be an estimated $14 million investment improving the land adjacent to the Rapids Property.

The Kla-Mo-Ya Casino beneficially impacts the neighborhood and is expected to have a dramatic effect on the occupancy of the planned Recreational Vehicle Park described in this document, in at least 4 ways: (1) the casino will tend to attract RVs to stop that may have otherwise decided to continue south through Klamath Falls enroute to Reno; and (2) those who do stop are likely to stay longer than one night; (3) The casino will attract groups of RV'ers and others to vacation at the subject RV Park as a destination; (4) existing winter-time tourists will tend to stay at the RV park instead of Klamath Falls, partially to be entertained at the casino when not skiing and partially to avoid the 22 mile drive from Klamath Falls.

The Rapids Property Site  The land area of the site is 79.83 acres, situated between the Winema and Rogue River National Forest near both Agency and Upper Klamath Lakes. It is 22 miles north of Klamath Falls, Oregon and 30 miles south of Crater Lake on the east side of State Highway 97.  Please see a variety of location maps in the Exhibit Section and aerial photos of the site.

Land Characteristics  The land is comprised of 5 contiguous tax lots and is irregular in shape; however, the west boundary line adjacent to Highway 97 is does not meander and is improved with four ODOT approved access points. The land is generally level and at street grade. There are no visible barriers to development of the land. The land area is highly visible to traffic flowing north and south on the adjacent State Highway 97. Most of the eastern boundary fronts on the Williamson River. Its north boundary is the property improved with an operating casino.

Zoning of the Land  The property is zones as follows:

72.04 acres-- Recreation Commercial

7.79 acres --Transportation Commercial (all with Highway Frontage).

Some permitted uses in the zones are Truck Stop and Travel Center (CT); Campground & RV Park (CT, CR); Hotel/Motel/Resort (CT,CR); Retail Sales (CR); Administrative Services (CT, CR); Food & Beverage Sales & Service (CT); Medical and Essential Services (CT, CR); Auto Service Station (CT); and Mini Warehouse (CT). A Highest and Best Use study would be beyond the scope of this document, but it can be seen that a Recreational Park would be a high use of the land and would be considered to be physically possible and economically feasible.

Access to the Property  There are currently four permitted access points into the Rapids Property from Highway 97.

Utilities

1. Water.  There are two existing wells plus water rights from Williamson River for approximately 16 acres.

2.  Sewer.  Six septic systems. 10 Bears II, Inc. plans to construct a state-of-the-art waste-water treatment plant designed to accommodate all current and future improvements to the land. An engineering firm has offered to finance, design, construct and operate the system. The debt service for the system would be paid from revenue from the system and not directly from RV Park revenue. The corporation would participate in the revenue to the system to the extent of 50% of the net cash flow.

3.  Electrical Energy.  Pacific Power and Light. Electrical energy is presently utilized at the Rapids Property.

Current Improvements  Existing improvements include the 35-seat Rapids Cafe, Rapids Motel (10 rooms & Manager's Quarters), and a 12 space mobile home park (4 of the mobile homes are owned by the Property); there is also a small RV Park (6 spaces), and a boat launching access road and ramp area used for fly fishing guide service.  The current improvements have been serving the land for many years; the corporation will operate the current improvements for the cash flow until construction of new improvements require demolition, an estimate 6 to 8 months.

Average Daily Traffic Count  The Average Daily Traffic passing by the Rapids Property is calculated to be slightly more than 5,000 vehicles daily (150,000 vehicles monthly); therefore, more than 1 million vehicles pass by the Rapids Property and the casino from April through September (Bearing in mind the number is average, the actual vehicle count during the summer months is most likely significantly higher).

Competition  There are nine recreational vehicle parks on Highway 97 from Bend, Oregon to the Rapids Property, which may be considered competition in the sense they are within 75 to 100 miles from the Rapids site, they are open for business and attract some travelers. None of the existing RV Parks rise to the modern quality or size of the RV resort planned for development on the Rapids land.

The following lists existing RV parks and describes size, amenities and price per night. A summary is first provided with details following the summary table.

Detailed Recreational Park Information  Summary of private RV Parks on Hwy. 97 Starting at Bend, Oregon and traveling south:

FACILITY	LOCATION	NO./SPACES	$/NIGHT

Cascade Meadows RV Resort	LaPine, Or.	101	$20--$25

Lapine SRA	LaPine, Or	87	$20--$25

Big Pines RV Park	(Milepost 186)	21	$ 21

Crescent RV Park	at N. end of Town
	intersection of Hwy. 97	35	$ 20

Crater Lake Resort	Fort Klamath - From edge of town go
	2 miles SE on Hwy. 62	20	$ 20

Agency Lake Resort	Chiloquin
	(Junction of Hwy. 97 & 62)	25	$14--$20

Melitas Hwy. 97 RV Park	Near Chiloquin by a motel	27	$16--$20

Walt's Cozy Camp	Junction of Hwy. 68/97	34	$14
Waterwheel campground	Junction of Hwy. 62 & 97	34	$16--$23

NOTE:

  Rental rates range between $14 and $25. As can be seen from the following information, not surprisingly, rental rates tend to be function of location, facilities and amenities offered to the traveler. Further comments are written following detailed analysis of competitive RV parks.

Lapine, Oregon  Cascade Meadows RV Resort (in Town).  Mostly members only.

101 Sites typical site 25' Wide

101 full hookups  20-30-50 amp

99 pull thrus, tenting laundry, public phone LP gas by meter, tables

RECREATION:  rec room/area, swim pool, fishing, play equip, horseshoes, shuffleboard,, V-ball, sports field.  Partial handicapped area.

OPEN: April 1, through Nov. 1.  Big Rigs welcome

RATE: $20-25 (4 PERSONS)

Lapine SRA (7 miles N. of Lapine)

137 Sites, 87 full hookups, 50 W&E, tenting, cabins, dump station, public phone, groceries, wood, tables

RECREATION:  River, swimming, fishing, hiking  tails.

Open all year around  No price

Crescent, Oregon   Big Pines RV Park (Milepost 186)

Open & shaded sites 21 sites, typical width 40 ft.

18 full hookups

0-W&E (30 amp), 3 no hookup, some seasonal sites, 15 pull-thru, tenting laundry, public phones, ice, tables, fire rings, wood.

RECREATION:  hiking trails, open all year    RATE: $21 per vehicle

Crescent RV Park (at N. end of Town @ intersection of Hwy. 97)

Level & open & shaded sites.

FACILITIES: 35 sites, typical width/25 ft., 25 full hook-ups. (20,30 & 50 amps) 10 no hook-ups, some seasonal sites, 10 pull-thru, tenting dump station laundry, tables.

RECREATION: Hiking trails, partial handicap access. Open all year. Big rigs welcome

RATE: $20 per vehicle

Chemult, Oregon  Only state park available.  No RV parks.

Fort Klamath, Oregon  Crater Lake Resort (From edge of town go 2 miles SE on Hwy. 62)

Campground w/some sites along Fort Creek.

FACILITIES: 20 sites, typical site width 30 ft.  10 full hookups. 10 W&E (20, 30,50 amps) some seasonal sites, tenting laundry, public phone, tables, fire rings, grills, wood

RECREATION: rec. hall, boating (no Motors) canoeing. 1 row boat/4 canoe rentals, fishing, play equipment, badminton, sports field, horseshoes, v-ball,

Open May thru Nov.  Big rigs welcome

RATE: $20 (2 persons)

Chiloquin, Oregon  Agency Lake Resort (Junction of Hwy. 97 & 62)

Campground on Agency Lake with grassy, level sites.

FACILITIES:  25 sites typical sites, typical site width 22 ft.  12 full hookups, 5 W&E (20 &30 amps).  8 no hookups, tenting, limited groceries, ice, tables.

RECREATION: lake swimming, boating , canoeing, ramp, dock, pedal boat/2 motor boat rentals, fishing.  Rec. open to public. Open all year

RATE: $14-$20 per vehicle

Melitas Hwy. 97 RV Park (by a motel)

FACILITIES  27 sites, typical site width 30 ft., 6 full hookups.  13 W & E (20-30 amp), 8 no hookups, some seasonal sites 5 pull-thrus, tenting dump station, laundry, public phone, ice, tables. Partial handicap access. Open all year  Big rigs welcome.

RATES:  $16-$20- per vehicle

Walt's Cozy Camp  ( Junction of Hwy. 68/97)

Campground w/sunny & shaded sites.

FACILITIES:   34 sites, typical site width, 24 ft, 12 full hookups, 2 W&E (20 amps) 20 no hook ups, 9 pull-thru, tenting, tables, grills. Pet restrictions.  Open May 1 thru Oct. 15

RATE:  $14 for 2 persons

Waterwheel campground (Junction of Hwy. 62 & 97)

Member ARVC, CTPA

Riverside campground with grassy sites on the Williamson River.

FACILITIES:  34 sites, typical site width 24 ft.  10 full hook-ups, 23 pull-thrus, 18 W&E (20 amps), tenting dump station laundry public phone, groceries, LP gas by meter, ice, tables., fire rings, grill, wood.

RECREATION:  River swimming, boating, canoeing, ramp, dock fishing, play equipment, badminton, sports field, horseshoes, v-ball. Rec. open to public.  Partial Handicap access. Open all year.  Big Rigs welcome.

RATE: $16-$23 for 2 persons

Comments On Detailed Recreational Park Information  First noted, the preceding data are typical of thousands of RV parks dispersed throughout the United States. While there remain many hundreds of basic RV parks offering little more than  gravel access roads and parking spaces with an electrical post and minimal bathroom facilities, the majority of contemporary RVer demand modern, secure, full-service RV parks offering wide, drive-thru parking spaces equipped with multi-amp electrical service, special and spacious designed areas for Class A rigs, television and computer hook-ups, illuminated and clean public telephone access, easily reachable and uncomplicated at-site sewer and water availability, in-door and out-door entertainment and play equipment (horseshoes, volleyball, etc.), recreation room or club house, clean restroom & shower facilities, and other amenities. Natural amenities often attract the discriminating RVer, i.e., natural river or pool swimming, boating availability, hiking trails, availability to fishing streams or lakes.

The competitive parks on Highway 97 include only two with an overnight rental of $25; seven facilities rent for less than $20 per night. The details inform the analyst that the parks are basic and are not generally designed to attract destination or multi-night visitors. They tend to attract the spontaneous traveler looking for minimal rent or who are too tired to travel any further when they reach that facility.  Low-cost facilities, as a rule, offer few, if any, hook-ups to water and electricity, often no at-site sewer hook-up, and minimal recreation.

For comparison, observe the Cascade Meadows Resort at Lapine, Oregon: 101 wide sites (99 pull thrus), full hookups with multi-amp capability, tenting, laundry, public phone, LP gas by meter, rec room, play equipment and partial handicapped areas.

Further analysis would demonstrate the trend shown with the above 9 facilities. It is common throughout the United States for travelers to pay a higher rent for convenience, pleasant surroundings, creature comforts, access to common technology (phone, fax, computer), ease of access and parking, clean laundry, restroom and shower facilities, natural beauty, a store, play equipment and indoor games and recreation. Parks located near other tourist attractions such as lakes with boat rentals or horse riding stables will attract travelers who enjoy those activities and such travelers may stay from two days to two or three weeks.

The first RV parks located near casinos are said to have appeared in north Las Vegas, where there was surplus land not improved with a casino on every block. It became clear to the operators that occupancy tended to be greater than ordinary RV parks. The reasons seem to speak for themselves, but one example would be comparing the price of staying in a casino-hotel offering rooms at $75 to $125 per night. The RVer would pay $25 or $30 per night and be nearly as close to the gaming as hotel guests.

Feasibility Discussion--Logic And Conclusion (Preface)  The following examines the economic feasibility of a Class A, 175-space Destination Recreational Vehicle Park planned for construction on the Rapid property near Chiloquin, Oregon about 25 miles north of Klamath Falls, Oregon in Klamath County.  Occupancy of the planned RV Park must come from two  primary sources:  (1) tourists visiting or traveling through the area who may or may not be aware of the Park when they leave home; and (2) Persons who own an RVs and became acquainted with the Destination Resort by means of word-of-mouth, Travel Guide Advertising or the Internet. Three tertiary markets generally exist: (1) RVers traveling by the location who see billboard advertising or the listing in directories common to the industry, (2) RV owners who live in Oregon within three to four hour's drive to the Park; and (3) monthly tenants who are employed in the area (such as at the casino), a growing number.

Though management is aware of the importance of tourists traveling by or through the area and expects to pull significant revenue therefrom, it is not relying solely on that segment for its major occupancy source, pointing out that the Resort is not being built to primarily compete with other overnight RV Parks in the area.  The other parks in the area are not Destination Resorts. And, while the RV Park planned for Rapids will certainly be very visible to travelers and tourists visiting the area and tourists and other travelers moving north and south on Highway 97 will be aware of the facility due to billboard advertising and publications, it is nevertheless believed that the subject Resort will be occupied largely by destination guests.  Management clearly recognizes that the RV market outside of the immediate resort area is viable. Therefore, significant planning and research has been accomplished to attract that market segment.

Important segments of a feasibility discussion are the vision of the ownership/management team, the background of the project and the objectives of the overall management policy, together with the Business Plan and Marketing Plan intended for implementation.  A formal Feasibility Study is beyond the scope of this Memorandum, but some of the important principles are addressed in the following discourse.

Feasibility Discussion--Logic And Conclusion (Introduction)  The company has an option to purchase 80 acres of land (Please see Exhibit H - Land Purchase Agreement) part of which it plans to improve with a Class A RV Resort built in a single, continuing phase. The resort is comprehended to be and is designed to be a combination overnight and destination facility.

During the first year of operation may experienced RVers may be unaware of the new facility on Highway 97;  however, RVers traveling by on their way to other destinations are likely to investigate a new facility, especially with the amenities available to the Rapids land, and often reserve space for the return trip or for the following season. Generally, the RV public is not in a hurry and will stop and evaluate any RV Park that attracts them.

The Klamath County area has long been a destination region due to hunting, fishing and other outdoor recreation. The Kla-Mo-Ya Casino now attracts thousands of visitors annually, according to the Tourism Bureau in Salem, Oregon. The Rapids land is adjacent to the casino.

One important question essential to any feasibility discourse is: can a competitive facility be constructed within close proximity to the subject which would cut into the subject's market share? The company believes the immediate proximity to the casino, the Williamson River and the interior amenities that are planned for the Rapids facility will protect it from economic harm by small parks that may locate within a few miles of Rapids.  Small parks would likely locate nearby to attempt to capture the overflow, in the opinion of management.

This discussion, then, is inquiring about the reasonable probability of occupancy from two chief segments of the overall market: (1) the general, flowing tourist mass; and (2) the specific guests attracted to the destination by the process of marketing. The general tourist mass is further divided into smaller market segments.

Feasibility Discussion--Logic And Conclusion (Marketing The Resort)  Management clearly recognizes the need to establish consistently good vacation experiences to capture the visitor/guest; to create a vacation situation where the guest will know what they can expect and depend upon, for their next visit and for persons to whom they may recommend the Resort.  A primary goal is to, first, announce the existence of the facility through publications and the Internet.  Other methods of advertising the date of opening are currently being considered. Management will be implemented with a centralized administrative control management program. The Developer sees a non-bureaucratic working environment as an important goal and further believes that the resort industry is always in a state of change and that the resort should, therefore, be customer driven with a continuous goal of maintaining and improving on existing facilities, and contemporary services expected by the modern, RV traveler. It is believed that guest satisfaction is the most important goal; that it generates return business and word of mouth advertising.

Marketing Vision  The vision of ownership and management of the planned Resort critically  affects  the economic  health of the RV Park. The company's vision of the Resort is stated  in three components:

1. Image

2. Broad Spectrum

3. Greatest Potential

Image

To create the image of the planned RV Park/Resort as a very desirable, year-round option to Oregon's limited other destination RV Parks; desirable in that it is more secluded (yet easily accessible from Portland Metropolitan area, the Salem metro area, the Eugene metro area, and other Oregon areas plus the adjoining states on Oregon's north and south borders, California and Washington State. The developer's vision includes maintaining an unspoiled and, ultimately, more exclusive resort experience.

Broad Spectrum  Management plans to attract the entire spectrum of RV owner clientele for day/night visits, overnight visits, weekends, and  vacations. Part of the idea is to capitalize on Klamath Counties' year-round  activities  and wide variety of on-site and near-by activities as the drawing cards.

Greatest Potential   The company plans to develop the planned Resort to its greatest potential within its environment while preserving its image of exclusivity, secludedness and high desirability.

Strategies  The company has identifies the following strategies it intends to implement:

1. Identify Markets

2. Resort Identity

3. Print Collateral

4.  Internet Website

5. Direct Marketing Activities

6. Network Marketing Activities

7. Newspapers

8. Magazine Advertising

9. Direct Mail

Identify Markets   The company intends to determine its prime prospects for the planned RV Resort within the State of Oregon and from there arrive at strategies for exposing them to the Resort and its amenities. In both consumer and corporate markets, there are common characteristics of the prospect as they decide to book a  reservation at a Destination RV Resort. Therefore, it is essential to identify the "decision  matrix" and address a solution that matches the matrix to the positive attributes of the planned RV Park at Rapids. This stage serves as a baseline for the creative activities described below for attracting traffic into the Resort.

Resort Identity    Standardize  Resort  name  and tagline to support  the  vision  and  "Identify Markets" strategy described above.  This includes:

* creating a logo for the resort;

* creating names for individual buildings and specified areas of the Resort;

* establishing signing standards;

* establishing usage guidelines;

* producing master artwork in digital and high resolution paper formats;

* applying  these  designs  to a stationery  package. and,

* creating property signage standards and master artwork.

Print Collateral   Management intends to create  basic promotional materials to include winter and summer brochures, a local-attractions guide and maps of the neighborhood. These materials will be used for telephone requests for information, guests and on-site visits. They will help establish and reinforce the image of the proposed Rapids resort as a first-class, highly desirable destination facility.

Internet Website   The company plans to leverage the incredible utility and power of the Internet as a key method of distributing information about RV park and its amenities to potential visitors.  Management's key objectives for this website are as follows:

* Establish web site design and content that support the desired image of the Resort;

* Use innovative links to draw Internet users to the website;

* Feature "current conditions," "netcam," local news and other "hooks" to encourage web site visitors to bookmark the site and entice them to return frequently for updates and new opportunities;

* Provide interactive area to solicit clientele profiles (for direct marketing efforts); and, eventually provide on-line reservation function.

Direct Marketing Activities  The company plans to utilize selected mechanisms for communicating directly with clientele:

* Direct Mail: develop a response letter for customers who request information by phone, fax or e-mail;

* Magazine Advertising--develop schedule for placing ads in selected RV, vacation and Directory publications; create ads that are both enticing and support the image and positioning described previously;

* Test Newspaper Advertising--ensure that local advertising efforts align with the image and positioning described previously;

Network Marketing Activities  The company plans to utilize selected third-party sources for promotional activities and distribution of information, such as developing solicitation strategy and package to target travel agents in Oregon and three adjoining states: :California, Washington & Idaho.

Newspapers    Place occasional ads in daily or weekly publications in the following cities:

* Portland, Oregon

* Salem, Oregon

* Eugene, Oregon

* Medford, Oregon

* Vancouver, Washington

* Lewiston/Clarkston, Idaho

Magazine Advertising   Place ads in the periodicals for summer seasons.

Direct Mail  Send information packages to owners of RVs in Washington, Idaho and California.

Comments On Marketing Strategy & Tactics     The previously outlined marketing plan is both professional and comprehensive. The budget allocated for the implementation of the plan is significant and is set forth elsewhere.  It can be seen that the plan is weighted to the summer season; that does not mean that management believes the facility will not do business during the winter months. Realistically, management contends that the summer season is the high-income period. The advertising budget covers all of the summer months during 2004-05.  Once  the  media  mechanisms are in place, the messages  communicated  can  be tailored to fit any occasion, event, particular promotion, or the season.

Opportunities Recognized by Management   The  following observations have been identified by Management.

a.   Vacations are taking on increasing importance to the family or individual as an escape from the hectic pace of life in the 90's.

b.   It appears that shorter  but  more frequent vacations are being taken as opposed to the two-week stay.

c.    Ownership and use of traveling, second homes (RVs) throughout the United Sates has experienced tremendous growth during the past decade.

Management considers its Marketing Plan for the planned Resort at Rapids to be thorough,  comprehensive,  and  rifle-targeted at the market desired by the Park/Resort, and that it exceeds the marketing efforts of many resorts wanting to reach the same market. The implementation of the above described marketing plan is anticipated to generate the summer and winter activity to the Resort expected by management.

The General Tourist Mass  The company is acutely aware of the level of demand for RV space lodging in the subject area  and of the extent and quality of the RV facilities presently absorbing that demand. The company has developed a marketing plan and business policy designed make its park a leader in the RV Park industry in the subject area.  The company is aware of a lack of the following policies and procedures in the existing Recreational Vehicle facilities in the subject area as follows:

     1.   No Current Visible Travel Agent business

     2.   No Current Visible Regional Marketing System

The contemporary RV traveler expects certain levels of quality and service in overnight or extended stay RV facilities. The increasing inclination of most travelers appears to be a search for the quality they are accustomed to;  if they cannot find it, they  will settle for what is available (and others will travel 50 to 100 miles to find what they want).

Virtually millions of tourists visit Oregon every year and a growing percentage drive RVs to Oregon and occupy overnight and destination facilities located throughout the state near most towns and villages.

Regulation  The business of the company is subject to extensive and evolving federal, state, provincial and local environmental, health, and safety laws and regulations. These laws and regulations are administered by the EPA and various other federal, state and local environmental, zoning, land use, health, and safety agencies in the United States.  Many of these agencies have the power to enforce compliance, obtain injunctions or impose civil or criminal penalties in case of violations.

The primary United States federal statutes affecting the company's business are summarized below:

The Federal Water Pollution Control Act of 1972 (the 'Clean Water Act'), establishes rules for regulating the discharge of pollutants into streams, rivers, groundwater, or other surface waters from a variety of sources, including solid waste disposal sites.  In addition, if a development discharges wastewater through a sewage system to a publicly-owned treatment works, the facility must comply with discharge limits imposed by the treatment works.  Also, if development may alter or affect 'wetlands,' a permit may have to be obtained before such development could commence, affecting the construction or expansion of a development site.  The Clean Water Act provides for civil, criminal and administrative penalties for violations of its provisions.

The Occupational Safety and Health Act of 1970, as amended ('OSHA'), establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration, and various record keeping, disclosures and procedural requirements.  Various standards for notices of hazards, safety in excavation and demolition work, and the handling of asbestos, may apply to the company's operations.

There are also various state and local regulations that affect the company's operations.  Generally, states have their own laws and regulations. Sometimes states' regulations are stricter than comparable federal laws and regulations.

Employees  Currently, Ten Bears II, Inc. has no paid employees.  The company intends to hire additional employees if it grows.  None of its employees are covered by an ongoing collective bargaining agreement and the relationship between the company and its employees is considered good.

Reports to Security Holders  The company is currently not required to deliver an annual report to its security holders, but will provide one if requested by individual shareholders that may or may not include audited financial statements if they are available.  The Company is currently not subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), therefore it currently does not file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Any materials the company does file with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 (1-800-732-0330).  The SEC maintains an Internet site that contains reports, proxy and other information regarding issuers that file electronically with the SEC at "http://www.sec.gov".  The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's office: 325 A Street, Springfield, Oregon  97477 (541) 726-1595.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of the financial condition and results of operations of the Company for the period ended December 31, 2004 from its inception (January 2004).  This discussion should be read in conjunction with the financial statements of the Company, and the related notes thereto appearing elsewhere in this registration statement. In addition, this discussion contains forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove to be incorrect, actual results may vary materially from those described herein.

Overview

Period Ended December 31, 2004

Organization of the Company  During the period from inception (January 2004) to December 31st, 2004 the company was in the process of organization and during this time incurred an operating deficit of $4,008, which was primarily related to the organization of the corporation.

Liquidity and Capital Resources  The company has financed its operations primarily through private sales of equity securities.  As of December 31, 2004, Ten Bears has raised approximately $3,200 from the sale of common stock.  The company currently lacks sufficient capital to generate revenue or operate its business in a profitable manner.  As a new company, its prospects are subject to all of the risks, expenses, and uncertainties frequently encountered by companies in the land development and property improvement markets.  If the company cannot obtain additional financing, it might cease to continue as a going concern.  In order to obtain the necessary working capital to fund operations, the company has undertaken the present Offering.

Management expects to incur substantial expense in commencing the development of its recreational vehicle park on the property as described herein.  The pace of this establishment will depend, in large part, on the ongoing cash position.  Management believes that the net proceeds of the Offering, together with the company's available cash, will be sufficient to meet its operating expenses and capital requirements for at least eighteen (18) months following completion of the Form SB-2 filing.  However, these expectations are based on certain assumptions concerning the costs involved in development and operation of its proposed recreational vehicle park.  These assumptions concern future events and circumstances that management believes to be significant to the company's operations and upon which its working capital requirements will depend.  Some assumptions will invariably not materialize and some unanticipated events and circumstances occurring subsequent to the date of this SB-2 filing.

Plan of Operation   Upon the closing of this SB-2 offering, the company intends to commence development of its recreational vehicle park.  Upon the closing of this offering, the Company intends to commence development of the land parcel in question through preparation of the land, infrastructure development, installation of utility lines, landscaping, and construction of site buildings.  If the Company is successful in this solicitation, it will then purchase equipment and hire personnel to develop this site.  Upon completion of the development, the Company intends to operate and market its recreational vehicle park through announcements, notices and other methods.

Management anticipates it will take 10 months from the closing of this Offering to complete the development and open the recreational park for business.  The company's plan assumes the completion of this Offering in the second quarter of 2005 and includes the following activities over the next 12 months.

DESCRIPTION OF PROPERTY

Company Location and Facilities  The company's executive office address is located at 325 A Street, Springfield, Oregon 94777, and consists of 1,000 square feet of office space.  The company leases this space at the rate of $.50 per square foot pursuant to a lease term of five years with an additional five years.  The company may require a larger office space if it develops.  Management believes there is an adequate supply of suitable office space available for lease on terms that are acceptable.

Property to be Acquired  The company owns the exclusive right to purchase approximately 80 acres of zoned land near Chiloquin, Oregon (referred to throughout this document as the 'Rapids Property'), which is located about 25 miles north of Klamath Falls, Oregon bounded on its west side by Highway 97 and bounded on its east side by about a quarter mile of frontage on the world-renowned Williamson River. The land area of the site is 79.83 acres, situated between the Winema and Rogue River National Forest near both Agency and Upper Klamath Lakes. It is 22 miles north of Klamath Falls, Oregon and 30 miles south of Crater Lake on the east side of State Highway 97.

Property Characteristics  The land is comprised of 5 contiguous tax lots and is irregular in shape; however, the west boundary line adjacent to Highway 97 is does not meander and is improved with four ODOT approved access points. The land is generally level and at street grade. There are no visible barriers to development of the land. The land area is highly visible to traffic flowing north and south on the adjacent State Highway 97. Most of the eastern boundary fronts on the Williamson River. Its north boundary is the property improved with an operating casino.  For further property information please see 'Description of Business'.

Zoning of the Property  The property is zones as follows:

72.04 acres-- Recreation Commercial

7.79 acres --Transportation Commercial (all with Highway Frontage).

Some permitted uses in the zones are Truck Stop and Travel Center (CT); Campground & RV Park (CT, CR); Hotel/Motel/Resort (CT,CR); Retail Sales (CR); Administrative Services (CT, CR); Food & Beverage Sales & Service (CT); Medical and Essential Services (CT, CR); Auto Service Station (CT); and Mini Warehouse (CT). A Highest and Best Use study would be beyond the scope of this document, but it can be seen that a Recreational Park would be a high use of the land and would be considered to be physically possible and economically feasible.

Purchase of Property and Property Development  The purchase price is one million five hundred seventy five thousand dollars ($1,575,000) and the company intends to purchase the property and develop it with the proceeds of this offering.  The company has agreed to purchase the property from 10 Bears at Chiloquin, Inc. pursuant to an agreement dated May 18, 2004.  (Please see Exhibit F- Land Purchase Agreement between 10 Bears at Chiloquin, Inc. and Ten Bears II, Inc.).  10 Bears at Chiloquin, Inc. signed an agreement dated April 29, 2004 to purchase the property from Taylor A. Day and Lisa I. Day, for the price of one million five hundred seventy-five thousand dollars ($1,575,000)  (Please see Exhibit E - Land Purchase Agreement between Taylor A. Day and Lisa I. Day and 10 Bears at Chiloquin, Inc.)  The amount of $491,493.66 owed on the first deed of trust on the property will be paid from the proceeds of the offering, and as a result of the payment of the purchase price of the property of $1,575,000, the issuer, Ten Bears II, Inc. will own the property free and clear of any encumbrances, liens, or clouds upon title.

Existing improvements to the property include the 35-seat Rapids Cafe, Rapids Motel (10 rooms & Manager's Quarters), and a 12 space mobile home park (4 of the mobile homes are owned by the Property); there is also a small RV Park (6 spaces), and a boat launching access road and ramp area used for fly fishing guide service.  The current improvements have been serving the land for many years; the corporation plans to operate the current improvements until construction of new improvements require demolition, an estimate 6 to 8 months.   The company intends to prepare the land for development as a recreational vehicle resort park, and its plans for renovation are clearly specified in the company business description section.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 29, 2004, 10 Bears at Chiloquin, Inc. agreed to purchase the approximately 80 acres of zoned land near Chiloquin, Oregon, known as the 'Rapids Property' described more fully in this prospectus, from Taylor A. Day and Lisa I. Day, for the purchase price of $1,575,000.  The purchasing entity, 10 Bears at Chiloquin, Inc, is the majority shareholder in Ten Bears II, Inc., and is an affiliate of the Chairman and Chief Executive Officer of Ten Bears II, Inc., Wayne W. Maynard,  and Director, Secretary and Treasurer Stevens N. Kendall of Ten Bears II, Inc.  (See Exhibit E - Land Purchase Agreement between Taylor A. Day and Lisa I. Day and 10 Bears at Chiloquin, Inc.).   A subsequent Land Purchase Agreement was entered into on May 18, 2004, in which Ten Bears II, Inc. agreed to purchase the land known as the 'Rapids Property' described more fully in this prospectus, from 10 Bears at Chiloquin, Inc., for a purchase price of $1,575,000.  (See Exhibit F - Land Purchase Agreement between 10 Bears at Chiloquin, Inc. and Ten Bears II, Inc.)

Potential Conflicts of Interest   Chairman and Chief Executive Officer Wayne W. Maynard currently has other business and professional interests that require certain portions of his time.  An employment contract executed by Wayne W. Maynard and Ten Bears II, Inc. on May 14, 2004 specifies that "beginning immediately upon commencement of said regular payments of salary, the CEO shall devote substantial time, attention and energies to the Company and shall not seek nor accept any employment or compensation outside of the Company;"  The failure of Wayne W. Maynard to substantially comply with those terms and conditions of said employment contract limiting potential conflicts of interest and/or the failure or inability of the company to effectively and/or pragmatically enforce said terms and conditions could adversely affect the profitability of the company.

Furthermore, the company has previously entered into agreements and executed financial obligations with officers and directors the terms of which were not established by arm's length negotiations and which are binding upon the company.  The company has disclosed and exhibited all such agreements and obligations in this memorandum and does not plan to enter into any other transactions in the future with its management, officers or directors other than such transactions as may be approved by a majority of disinterested directors.

Transactions with Directors and Officers   The Company does not engage in any transactions affiliated with any of the directors of officers of the Company, except for the Land Purchase Agreement dated May 18, 2004 between 10 Bears at Chiloquin, Inc. and Ten Bears II, Inc.  10 Bears at Chiloquin, Inc. is the majority shareholder in Ten Bears II, Inc. and is also an affiliate of Chairman, President and Chief Executive Officer Wayne W. Maynard and Director, Secretary and Treasurer Stevens N. Kendall.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the time of this offering, there has been no active public trading market for the issuer's common stock.  At the current time, there are no outstanding options or warrants to purchase, or securities convertible into, common stock of the company.  An aggregate of 28,000,000 shares of Common Stock owned by the principal stockholders of the Company and an aggregate of 4,000,000 shares of Common Stock owned by a group of 5 stockholders are restricted securities and will be eligible for sale in the public market pursuant to Rule 144 promulgated under the Securities Act of 1933 as amended (the "Securities Act") in April 2006.  Although the principal stockholders have advised the Company that they have no present intention of disposing of any shares of Common Stock, the principal stockholders may (either individually or as a group) in the future seek to dispose of all or a portion of such shares through a registered public offering or otherwise. The directors, officers and certain other holders of the Common Stock (totaling 32,000,000 shares) have entered into lock-up agreements whereby they have agreed not to, directly or indirectly, agree or offer to sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such Common Stock for a period of 12 months following the date of this Prospectus without the prior written consent of the Board of Directors.  The company has not established or contemplated any kind of employee benefit plan or dividend reinvestment plan which could have a material effect on the market price of the company's common stock.

The company is also currently offering a private placement offering of 2,000,000 common shares at the price of fifty cents ($0.50) per share.  If both this public offering and the private offering are fully subscribed, there will be a total of 38 million common shares outstanding.

There are a total of six (6) shareholders of the company's common stock.  The company has not issued any preferred shares. There have been no dividends declared since the company's inception.  The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant. The company has no current Equity Compensation Plans and is not contemplating any such plans in the foreseeable future.

EXECUTIVE COMPENSATION

The Company has had no significant or material operations since inception in January 2004 and consequently since that time has not compensated any employees, officers or directors.  Upon receipt of funds by the Company, from any source, in any aggregate amount equal to or greater than two million dollars ($2,000,000), Ten Bears intends to compensate its Chairman, President and CEO Wayne W. Maynard, Secretary and Treasurer Stevens N. Kendall, and Vice-President of Oregon Administrative Operations Lori M. Allen, at an annual salary of $73,000, $55,000, and $50,000 respectively.

Furthermore, the company's CEO, Wayne W. Maynard, has signed a 3-year employment contract, commencing upon the receipt of funds from any source, in any aggregate amount equal to or greater than two million dollars ($2,000,000).  His salary amounts for years two and three are set at $83,000 and $110,000 respectively.  The CEO shall be entitled to receive raises in salary, at the discretion of the Board of Directors of the Company, in an amount not to exceed ten percent (10%) per annum or the previous calendar year's percentage increase in the Consumer Price Index, whichever is greater.  Beginning immediately upon commencement of said regular payments of salary, the CEO shall devote his full time, attention and energies to the Company and shall not seek nor accept any employment or compensation outside of the Company.  All rights of the Company hereunder shall extend to its successors and assigns.  If the Company shall at any time be merged or consolidated into or with any other corporation or entity or if substantially all of the assets of the Company are transferred to another corporation or entity, the provisions of this Agreement shall survive any such transaction and shall be binding upon and inure to the benefit of the corporation resulting from such merger or consolidation of the corporation to which such assets will be transferred, and this provision shall also apply in the event of any subsequent merger, consolidation or transfer.  The Company, upon the occasion of any of the above-described transactions, shall include in the appropriate agreements the obligation that the payments herein agreed to be paid to or for the benefit of the CEO shall be paid and that the provisions of this paragraph shall be performed.  (See Exhibit H - Employment Contracts).

No other compensation has been decided upon for any of the Company's other executive officers by the Company's Board of Directors although it is anticipated that other executive salaries will be added should the Company be successful in its expansion plans.

Compensation of Directors   To date, no director has received any compensation or reimbursement from the company.  Upon receipt of funds by the Company, from any source, in any aggregate amount equal to or greater than two million dollars ($2,000,000), from that date forward, all directors will receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting the company's business.  From time to time the company may engage certain members of the board of directors to perform services on its behalf.  In such cases, the company will compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

Stock Option Plan

The company does not currently have a stock option plan.  The company's board of directors intends to reserve shares of its common stock for issuance under an employee stock option plan, the terms of which have yet to be determined.

ADDITIONAL INFORMATION

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Stock is Pacific Stock Transfer Company, P.O. Box 93385, Las Vegas, Nevada  89193.

CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective March 29, 2004, the Company by act of its board of directors, engaged the services of Lyons Financial Services, an Independent Registered Public Accounting Firm, as its principal accountant to audit the Company's financial statements.  The Company had not consulted with the newly engaged independent accountant on accounting matters prior to its engagement.  There are no changes in or disagreements with the accountant on accounting and financial disclosure. (Please see 'Notes to Financial Statements' in the Financial Statements in the following section)

TEN BEARS II, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE YEAR ENDING DECEMBER 31, 2004

Prepared By:
Lyons Financial Services
1000 Quail Street, Suite 230
Newport Beach, CA. 92660
Phone: 949/474 - 9112 Fax: 949/474 - 9114

TABLE OF CONTENTS

Pages
Report of Independent Certified Public Accountant	F-1
Balance Sheet As Of Year End December 31, 2004	F-3
Income Statement from January 1, 2004	F-4
To December 31, 2004
Statement Of Shareholders' Equity As Of December 31, 2004	F-5

Statement of Cash Flows from January 1, 2004	F-6
To December 31, 2004
Notes To Financial Statements	F-7 - F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

TEN BEARS Il, Inc.

(A Development Stage Company)

Springfield, Oregon

We have audited the accompanying balance sheet of Ten Bears II, Inc. (a development stage company) as of December 31, 2004 and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 2004. We also have audited management's assessment, included in the accompanying Special Audit Report By Management Personnel, that Ten Bears II, Inc. maintained effective internal control over financial reporting as of December 31, 2004 based on "criteria established in Internal Control -Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO)." Ten Bears II, Inc. management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on these financial statements, an opinion on management's assessment, and an opinion on the effectiveness of the company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, and whether effective internal control over financial reporting was maintained in all material respects. Our audit of financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ten Bears II, Inc. (a development stage company) as of December 31, 2004, and the results of their operations and their cash flows for the period ended December 31, 2004 in conformity with the standards of the Public Company Accounting Oversight Board (United States).

F1

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 2 and 3 to the financial statements, the Company has minimal assets, and is dependent upon financing to continue operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Notes 3 and 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/Bill Lyons, CPA/

Bill Lyons, CPA

Lyons Financial Services

Newport Beach, CA.

February 7, 2005

TEN BEARS II, INC.
(A Development Stage Company)
BALANCE SHEET
DECEMBER 31, 2004

ASSETS:
Current Assets:
Cash	$192
TOTAL ASSETS	$192

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:

Loan Payable	$1,000

Stockholders' Equity:
Common Stock	$3,200
Net Income (Loss)	$(4,008)
Total Stockholders' Equity	$(808)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$192

The accompanying notes are an integral part of the financial statements.

TEN BEARS II, INC.
(A Development Stage Company)
INCOME STATEMENT
FOR THE PERIOD JANUARY 1, 2004 TO DECEMBER 31, 2004

INCOME:	$-

Total Income	$-

EXPENSES:
Management Services	$3,200

SEC Fees	$507

Regulatory Fees	$250

Bank Fees	$35

Office Supplies	$16

Total Expenses	$4,008

NET INCOME (LOSS)	($4,008)

The accompanying notes are an integral part of the financial statements.

TEN BEARS II, INC.
(A Development Stage Company)
STATEMENT OF SHAREHOLDERS' EQUITY
AS OF DECEMBER 31, 2004

	Common	Retained	Total
	Stock	Earnings	Shareholders'
Equity

Balance, January 1, 2004
Issuance of 32,000,000 shares	$ 3,200		$ 3,200
Of Common Stock ( Note 6C )
Net Loss for the year		$ (4,008)	$ (4,008)
Balance, December 31, 2004	$ 3,200	$ (4,008)	$ 808

The accompanying notes are an integral part of the financial statements.

TEN BEARS II, INC.
 (A Development Stage Company)
CASH FLOW STATEMENT
FOR THE PERIOD JANUARY 1, 2004 TO DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)	$ (4,008)

Adjustments to reconcile Net Income (Loss) to
net cash provided by operations:

Net Cash Flows Used in Operating Activities	$4,008

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from Issuance of Stock	$3,200

Loan Payable	$1,000

Net Cash Flows from Financing Activities	$4,200

NET INCREASE (DECREASE) IN CASH	$ 192

CASH, BEGINNING OF YEAR	$0

CASH, END OF YEAR	$192

The accompanying notes are an integral part of the financial statements.

TEN BEARS II, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

1. ORGANIZATION

TEN BEARS II INC. (the "Company" or "Ten Bears") was formed as a Nevada corporation on December 29, 2003. Ten Bears is a development stage company that owns the absolute right to purchase approximately 80 acres of zoned land (referred to as the "Rapids Property") adjacent to an operating casino in Klamath County, Oregon. This 80-acre parcel is situated adjacent to a 16,000 square foot, 24-hour operating casino owned and managed by the Klamath Tribe of Klamath County, Oregon. The purchase price is one million, five hundred and seventy five thousand dollars ($1,575,000). Ten Bears Inc. intends to accomplish administration improvements by working with Klamath County officials and the Oregon Department of Transportation to partition the land, prepare usable plans and specifications, and construct and operate a modern, full service 175 to 200 space, state-of-the-art Recreational Vehicle Resort. The planned RV Resort is expected to utilize about 20 acres of 80 acres of mostly developed land; and the 60 reserve acres are intended for future development.

2. DEVELOPMENT STAGE COMPANY

The company is a development stage company as defined in the Financial Accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital, and developing its business operations in order to generate significant revenues in future years.

3. GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The

Company is in the development stage and will require additional capital to pursue its planned objectives. To continue as a going concern, the Company will have to raise additional capital and ultimately achieve profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management of the Company has developed a plan to issue common stock to potential investors for the purpose of obtaining funds in order to purchase 80 acres of zoned land near Chiloquin, Oregon.

The ability of the Company to continue as a going concern is dependent upon the success of this plan. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

4.       DEPENDENCE ON KEY PERSONNEL

The Company's success will depend to a large degree upon the efforts and abilities of its Officers and key personnel. The loss of the services of one or more of its key employees could have a material adverse effect on the Company's business prospects and potential earning capacity. As the Company's business plan is implemented, it will need to recruit and train additional management and key employees in virtually all phases of its operations. There can be no assurance that the Company will be able to recruit or retain such new employees on terms suitable to the Company.

5.      NO PUBLIC MARKET FOR SECURITIES - ARBITRARY OFFERING PRICE

Although a market for the securities offered hereby is intended, there is currently no public market for these common shares, and no assurance can be given that such a market will develop in the future. However, even if such a market should develop, there can be no assurance that the securities purchased herein may be resold at or near the original Offering price. The Offering price of $1.00 per Share has been arbitrarily determined by the Company based upon the price that purchasers of speculative securities, such as those offered herein, would be willing to pay considering the nature of the Company's projected business operations and the market conditions for the sale of securities in similar companies. The Offering Price of these Common Stock shares bears no relationship whatsoever to assets, earnings, book value, or other objective standards of worth.

6.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company continually evaluates the policies and estimates it uses to prepare its financial statements. In general, management's estimates and assumptions are based on historical experience, known trends or events, information from third-party professionals, and other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

A. Accrual Basis Of Accounting

The Company's policy is to prepare its financial statements on the accrual basis of accounting; consequently, revenues are recognized when earned and certain expenses and assets acquired are recognized when the obligation is incurred.

B. Loan Payable

A member of the management team loaned the Company $1,000 in order to open a company bank account, and pay various expenses. This Loan Payable Officer is considered a current liability with no provision for interest.

C. Common Stock

The total number of shares of capital stock outstanding following this offering, if fully subscribed, would be 36,000,000. Founders of Ten Bears II, Inc. have been issued 32,000,000 shares of Ten Bears II, Inc. for a consideration of $3,200. If fully subscribed, the 4,000,000 shares that shall be sold to investors would represent an ownership interest equal to 11.11 percent of Ten Bears II, Inc.

A private placement offering of 2,000,000 common shares at a price of $.50 per share is also outstanding. The minimum individual investment is $25,000 for 50,000 shares. If all the shares of this private placement offering are sold, and this current offering is fully subscribed, the 6,000,000 shares would represent an ownership interest equal to 15.79%. There are no outstanding warrants, stock options or rights to purchase additional shares of the common stock of the issuer. The Board of Directors of the corporation has established no preferred shares.

Assuming that the maximum subscription is attained, investors in the securities offered herein, purchasing their shares for $1.00 per share, will own 4,000,000 common shares or approximately 11.11%; and present shareholders will own 32,000,000 shares or approximately 88.89% of the outstanding shares of Ten Bears II, Inc. A private placement offering of 2,000,000 common shares at a price of $.50 per share is also outstanding. If all shares of the private placement offering are sold, and this current offering is fully subscribed, the 6,000,000 shares would represent an ownership interest equal to 15.79%. Upon completion of the offering, the management group will control 88.89% of the voting power of the company. If the private placement offering is also fully subscribed, this ownership percentage will decrease to 84.21%. Therefore, the management group has the ability to control most significant matters requiring stockholder approval, including the election of a majority of the Company's directors.

D. Absence Of Dividends

The Company has not paid any dividends on any of its shares of common stock since its inception, and does not currently anticipate paying dividends on its Common Stock in the foreseeable future.

E. Property and Equipment

When acquired, property and equipment shall be stated at cost. Expenditures for renewals and betterments shall be capitalized; and repairs shall be expensed as incurred. Depreciation and amortization shall be computed by the straight-line method over the estimated useful lives of the assets as follows: (1) Buildings over 40 years (2) Machinery and equipment over 5 to 10 years (3) Office furniture and equipment over 5 to 10 years and (4) Leasehold improvements over 10 years.

F. Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and held in banks, money market funds, United States Treasury obligations, commercial paper and other short-term investments with a remaining or original maturity of three months or less when purchased.

G. Provision for Income Taxes

No provision for income taxes has been recorded for the period from January 1, 2004 to December 31, 2004 because the company incurred a net operating loss during its first year of operations. This operating loss carry-forward will be offset against future taxable income.

H. Use Of Estimates

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the reporting period. Actual results could differ from these estimates.

I. Earnings (Loss) Per Share

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

The numerator is the net loss of $4,008 for the year ended December 31, 2004. The denominator is the weighted average number of shares outstanding during the year. The company issued 32,000,000 shares of common stock during the year to the founders. Thus, the loss per share is $ (0.00).

6. EMPLOYMENT AGREEMENTS

Mr. Wayne W. Maynard shall be employed by the Company in the capacities of Chairman of the Board of Directors, President, and Chief Executive Officer. The CEO shall receive a salary of $73,000 per    annum for the first year, $83,000 per annum for the second year, and $110,000 per year for the third year, commencing immediately upon the receipt of funds by the Company, from any source, in any aggregate amount equal to or greater than two million dollars ($2,000,000).

The CEO shall receive normal employee benefits in an amount or of a value not to exceed twelve percent (12%) of the CEO's gross annual salary. If the Board of Directors establishes a profit-sharing plan, the CEO shall not be eligible to receive more than twenty percent (20%) of the total annual disbursements from such plan, and the total pool available for such plan shall not exceed five percent (5%) of the net pre-tax profit for the company. The term of the CEO's employment shall extend for a period of four (4) years.

7. EXECUTIVE COMPENSATION

The Company has had no significant or material operations since January 1, 2004; and consequently since that time has not compensated any of the Officers or employees. Upon receipt of funds by the Company, from any source, in any aggregate amount equal to or greater than two million dollars ($2,000,000), the Company intends to compensate its Chairman, President and CEO Wayne W. Maynard, Secretary and Treasurer Stevens N. Kendall, and Vice-President of Oregon operations Lori M. Allen, at an annual salary of $73,000, $55,000 and $50,000 respectively. No other compensation has been decided upon for any of the Company's other Officers by the Company's Board of Directors, although it is anticipated that other Executive salaries will be added should the Company be successful in its expansion plans.

8. COMPENSATION OF DIRECTORS

All Directors shall receive reimbursement for reasonable out-of-pocket expenses in attending Board of Directors meetings, and for promoting the company's business. From time to time, the company may engage certain members of the Board of Directors to perform services on its behalf. In such cases, the Company will compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

9. BOARD COMPOSITION AND COMMITTEES

The Company's Board of Directors is currently fixed at three directors. Each of its Executive Officers is elected by the Board of Directors and serves at its discretion. Each of the Officers and Directors shall devote full time to the affairs of the Company. There are no family relationships among any of the company's Directors or Officers.

The Audit Committee of the Board of Directors recommends the appointment of the independent auditor, reviews internal accounting procedures and financial statements, and consults with and reviews the services provided by the independent auditor, including the results and scope of their audit. The audit committee currently consists of Messrs. Wayne W. Maynard and Stevens N. Kendall, and Miss Lori Allen.

10. INDEMNIFICATION AGREEMENT

The Company's Bylaws provide for the indemnification of, and the advancement of expenses to the Directors and Officers of the firm, in connection with any legal proceedings and claims arising out of their status as such to the full extent permitted by the laws of the State of Nevada. In addition, the Bylaws contain certain provisions intended to facilitate receipt of such benefits. The firm also intends to purchase customary Directors' and Officers' liability insurance policies for its Directors and Officers.

11. COMMON STOCK

The Company's authorized common stock consists of 50,000,000 shares of Common Stock, par value $.0001 per share. Upon the completion of the two Offerings mentioned above, 38,000,000 shares of common stock would be outstanding.

12. STOCK OPTION PLAN

The Company does not currently have a stock option plan. However, the Company's Board of Directors intends to reserve shares of its common stock for issuance under an employee stock option plan, the terms of which have yet to be determined.

13. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES:

None

14. USE OF PROCEEDS

Upon the closing of this Offering, the Company intends to purchase rights to a parcel of land in Klamath County, Oregon. Subsequently, the Company shall commence development of the land parcel in question through preparation of the land, infrastructure development, installation of utility lines and access improvements, landscaping, and construction of site buildings and a waste water facility. Subsequently, the Company shall implement their marketing plans; and the remaining funds shall be used for working capital, including the regular payments of a salary to the firm's CEO, Mr. Wayne W. Maynard. Upon completion of the development, the Company intends to operate and market its recreational vehicle park through announcements, notices and other methods.

15. SUBSEQUENT EVENTS

The Company is preparing a Registration Statement to be filed with the SEC for the sale of 4,000,000 common shares at a proposed price of $1.00 per share. The Company filed the first draft of its registration statement during November 2004; and the Company will continue to file amendments until approved by the SEC.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

As permitted by Section 78.751 of the Nevada Revised Statutes, the company's articles of incorporation include a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duty as directors to the fullest extent permitted by the Nevada Revised Statutes.  In addition, as permitted by Section 78.751 of the Nevada Revised Statutes, the company's bylaws provide that it may, in its discretion, (i) indemnify its directors, officers, employees and agents and persons serving in such capacities in other business enterprises at the company's request, to the fullest extent permitted by Nevada law, and (ii) advance expenses, as incurred, to its directors and officers in connection with defending a proceeding.

The company may enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 78.751 of the Nevada Revised Statutes and the bylaws as well as certain additional procedural protections.

The indemnification provisions in the company's bylaws and the indemnification agreements that it may enter into with its directors and officers may be sufficiently broad to permit indemnification of the company's directors and officers for liabilities arising under the Securities Act.  However, the company is aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is hereby made to Article IV of Registrant's Articles of Incorporation which is filed as Exhibit A.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

Registration Fee	$508
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$3,000
Blue Sky Fees and Expenses*	N/A
EDGAR Expenses*	$1,200
Transfer Agent Fees and Expenses*	$1,000
Misc.*	N/A

Total	$30,708

*Estimated

Item 26. Recent Sales of Unregistered Securities.

The following provides information of all sales of outstanding stock which were not registered under the Securities Act of 1933.

In connection with the Registrant's organizational activities, 32,000,000 shares of common stock were issued to founders, officers and others including, Wayne W. Maynard (10 Bears at Chiloquin, Inc.), Stevens N. Kendall (10 Bears at Chiloquin, Inc.), Equishare Financial, Inc., D&M Camelot, LLC, S&S Diversified, LLC, Alan Curtis, and Dave Gilbert on April 14, 2004, for a consideration of $.0001 per share. Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933, as amended. Shareholders, as directors and/or officers are "accredited investors" defined in Rule 501.  Other shareholders are also "accredited investors" defined in Rule 501.

All of such securities were not solicited by advertising or any general solicitation and contain a restrictive legend.

Item 27. Exhibits

Exhibit No.	Description

A	Articles of Incorporation of the Registrant (page 76)

B	Bylaws of the Registrant (page 79)

C	Instruments Defining the Rights of Security Holders, Including Indentures (page 93)

D	Opinion re Legality (page 100)

E	Land Purchase Agreement between Taylor A. Day and Lisa I. Day and 10 Bears at
Chiloquin, Inc. (page 102)

F	Land Purchase Agreement between 10 Bears at Chiloquin, Inc. and Ten Bears II, Inc.
(page 110)

G	Phase II Site Assessment (page 115)

H	Employment Contracts (page 118)

I	Consent of Counsel is contained in Exhibit D (page 123)

J	Consent of Independent Registered Public Accounting Firm (page 123)

K	Second Partner Review of Audited Financials (page 124)

Item 28. Undertakings.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after  the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That for the purpose of determining any liability under the Securities Act of 1935, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Springfield, Oregon on March 1, 2005.

TEN BEARS II, INC.

By:  _/s/Wayne W. Maynard_______________

        Wayne W. Maynard

        Chairman of the Board of Directors and President

        (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed below by the following persons on behalf of the Registrant in the capacities indicated on March 1, 2005.

Signature

Title

___/s/Wayne W. Maynard_____________

  Chairman of Board, President and Chief Executive Officer

Wayne W. Maynard

___/s/Stevens N. Kendall______________

 Director, Secretary and Treasurer

Stevens N. Kendall

___/s/Lori M. Allen___________________

 Director and Vice-President of Oregon Administrative

Lori M. Allen

 Operations

EXHIBIT A - Original and Amended Articles of Incorporation of the Registrant

ARTICLES OF INCORPORATION

OF

Ten Bears II, Inc.

Pursuant to the Nevada Revised Statutes (NRS-78), the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

ARTICLE ONE

The name of this corporation is: Ten Bears II, Inc.

ARTICLE TWO

The name and address in this state of the corporation's initial registered agent:

Paracorp Incorporated

318 N. Carson Street #208

Carson City, Nevada  89701

ARTICLE THREE

This corporation is authorized to issue twenty-five million (25,000,000) shares with a par value of one tenth of a mil ($0.0001) per share.

ARTICLE FOUR

The first Board of Directors/Trustees shall consist of one member whose name and address is as follows:

Wayne W. Maynard

325 A Street

Springfield, Oregon  97477

ARTICLE FIVE

The purpose of this Corporation shall be: The development and operation of a recreational park and resort.

ARTICLE SIX

The name and address of the incorporator of the corporation is as follows:

Wayne W. Maynard

325 A Street

Springfield, Oregon  97477

IN WITNESS WHEREOF, the undersigned, being the person named hereinabove as the initial director, has executed these Articles on this 29th day of December, 2003, for the purpose of forming this corporation under the laws of the State of Nevada.

By:/s/ Wayne W. Maynard

I hereby consent to my designation in this document as resident agent for the above named corporation.

By: /s/Paracorp Incorporated

Date: December 29, 2003

Authorized signature of R.A.

or on behalf of R.A. Company

Certificate of Amendment filed Pursuant to NRS 78.380 for Nevada Profit Corporations

(Pursuant to NRS 78.380 - Before Issuance of Stock)

FILED # C32548-03 on March 18, 2004 in the Office of Dean Heller, Secretary of State,

204 North Carson Street, Suite 1, Carson City, Nevada 89701-4299

1.

Name of Corporation:  Ten Bears II, Inc.

2.

The articles have been amended as follows (provide article numbers, if available):  Article 2:  The Number of Shares Authorized to be issued with par value is 50,000,000 common shares with a par value of $0.0001.  There are no shares authorized without par value.

3.

The undersigned declare that they constitute at least two-thirds of the incorporators.

4.

Effective date of filing (optional): March 17, 2004

5.

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.

Signature:   /s/Wayne W. Maynard

EXHIBIT B - Bylaws

CORPORATE BYLAWS OF

TEN BEARS II, INC.

(a Nevada corporation)

ARTICLE I

OFFICES

Section 1.  PRINCIPAL OFFICE.  The principal office for the transaction of business of the corporation is hereby fixed and located at 325 A Street, Springfield, Oregon 97477.  Said location may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or without the State of Nevada, as the Board of Directors may from time to time designate.

Section 2.  OTHER OFFICES.  Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II

DIRECTORS

Section 1.  RESPONSIBILITY OF BOARD OF DIRECTORS.  Sub-ject to the provisions of the Nevada Revised Statutes and to any limitations in the Articles of Incorporation of this corpora-tion relating to action required to be approved by the Share-holders, as that term is defined by the Nevada Revised Statutes, or by the outstanding shares, as that term is defined by the Nevada Revised Statutes; the business and affairs of this corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.  The Board may delegate the management of the day-to--day operation of the business of the corporation to the officers thereof, a management company or other person or persons, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2.  STANDARD OF CARE.  Each Director shall per-form the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, pursuant to the Nevada Revised Statutes, in good faith, in a manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

Section 3.  NUMBER AND QUALIFICATION OF DIRECTORS.  The authorized number of Directors of this corporation shall be not less than three (3) nor more than seven (7) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to these Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, as provided by the Nevada Revised Statutes.

Section 4.  ELECTION AND TERM OF OFFICE OF DIRECTORS.  Directors shall be elected at each annual meeting of the Share-holders to hold office until the next annual meeting.  Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been duly elected and qualified.

Section 5.  VACANCIES.  Vacancies in the Board of Directors may be filled by a majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.  Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by re-solution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall re-quire the consent of a majority of the outstanding shares entitled to vote.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secre-tary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective.  If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

Section 6.  REMOVAL OF DIRECTORS.  The entire Board of Directors or any individual Director may be removed from office as provided by the Nevada Revised Statutes.  In such case, the re-maining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section 7.  NOTICE, PLACE AND MANNER OF MEETINGS.  Meetings of the Board of Directors may be called by the Chair-man of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation, unless some other place is designated in the notice of the meeting.  Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another.  Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained as required by the Nevada Revised Statutes by the Secretary or other Officer designated for that purpose.

Section 8.  ORGANIZATIONAL MEETINGS.  The organizational meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the Shareholders.

Section 9. OTHER REGULAR MEETINGS.  Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, at 11:00 a.m. on the following dates:

The First Friday in January;

The First Friday in July; and

The First Friday in October.

If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter.  No notice need be given of such regular meetings.

Section 10.  SPECIAL MEETINGS - NOTICES - WAIVERS.  Special meetings of the Board may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any (2) Directors.

At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph.  If the notice is sent to a Director by letter, it shall be addressed to same at such address as is shown upon the records of the corpora-tion, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held.  In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located, at least four (4) days prior to the time of the hold-ing of the meeting.  Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director.

When all of the Directors are present at any Directors' meeting, however called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or, (ii) if a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secre-tary of the corporation, or, (iii) if a Director attends a meet-ing without notice but without protesting, prior thereto or at its commencement, the lack of notice, then the transactions there-of are as valid as if had at a meeting regularly called and noticed.

Section 11.  DIRECTORS ACTION BY UNANIMOUS WRITTEN CONSENT.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Direc-tors, if authorized by a written instrument signed individually or col-lectively by all members of the Board.  Such consent shall be filed with the regular minutes of the Board.

Section 12.  QUORUM.  A majority of the number of Direc-tors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of busi-ness, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Direc-tors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.  A meeting at which a quorum is initially present may continue to transact business, notwith-standing the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 13.  NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if ad-journed more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 14.  COMPENSATION OF DIRECTORS.  Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 15.  COMMITTEES.  Committees of the Board may be appointed by resolution passed by a majority of the whole Board.  Committees shall be composed of two (2) or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by the Nevada Revised Statutes.

Section 16.  ADVISORY DIRECTORS.  The Board of Direc-tors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors.  Advisory Directors shall be avail-able from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board.  The period during which the title shall be held may be prescribed by the Board of Directors.  If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 17.  RESIGNATIONS.  Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation is effec-tive at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE III

OFFICERS

Section 1.  OFFICERS.  The Officers of the corpora-tion shall be a President, a Secretary, and a Chief Financial Officer.  The corporation may also have, at the discretion of the Board of Directors, a

Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2.  ELECTION.  The Officers of the corpora-tion, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or other-wise disqualified to serve, or a successor shall be elected and qualified.

Section 3.  SUBORDINATE OFFICERS, ETC.  The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are pro-vided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4.  REMOVAL AND RESIGNATION OF OFFICERS.  Sub-ject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meet-ing of the Board, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of re-moval may be conferred by the Board of Directors.

Any Officer may resign at any time by giving written notice to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without pre-judice to the rights, if any, of the corporation under any contract to which the Officer is a party.

Section 5.  VACANCIES.  A vacancy in any office be-cause of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

Section 6.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall be the Chief Executive Officer of the corporation and, if present, pre-side at meetings of the Board of Directors and exercise and per-form such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the Bylaws.  The Chairman of the Board shall be ex officio a member of all standing committees, including the Executive Committee, if any, and shall have and exercise the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation.  If there is no President, the Chairman of the Board shall in addition be the Chief Operating Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article.

Section 7.  PRESIDENT.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the Presi-dent shall be the Chief Operating Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation.  The President shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board at all meetings of the Board of Directors.  The President shall be ex officio a member of all standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8.  VICE PRESIDENT.  In the absence or dis-ability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, except those reserved for or entitled to be held by the Chairman of the Board, provided that such office is not vacant, and when so acting shall have all the powers of, and be subject to all the restric-tions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Section 9.  SECRETARY.  Pursuant to the Nevada Revised Statutes, the Secretary shall keep, or cause to be kept, at the office of the registrar of the corporation, a book of minutes of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or repre-sented at Shareholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's trans-fer agent or registrar, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certifi-cates issued for the same; and the number and date of cancella-tion of every certificate surrendered for cancellation.

The Secretary shall also act as the registrar of the corporation until such time as the shares of the corporation, or a portion thereof, shall have been properly registered with the Securities and Exchange Commission and eligible for public trading at which time the Board of Directors shall appoint a transfer agent for the corporation.

The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given.  He or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 10.  CHIEF FINANCIAL OFFICER.  The Chief Finan-cial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares.  The books of account shall at all reasonable times be open to inspection by any Director.

This Officer shall deposit all monies and other valu-ables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors.  He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of their transactions and of the financial condition of the corpora-tion, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE IV

SHAREHOLDERS' MEETINGS

Section 1.  PLACE OF MEETINGS.  All meetings of the Shareholders shall be held at the principal executive office of the corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2.  ANNUAL MEETINGS.  The annual meetings of the Shareholders shall be held, each year, at the time and on the day following:

Time of Meeting:  11:00 a.m.

Date of Meeting:  The First Friday of April.

If this day shall be a legal holiday, then the meet-ing shall be held on the next succeeding business day, at the same hour.  At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the cor-poration and transact such other business as may be properly brought before the meeting.

Section 3.  SPECIAL MEETINGS.  Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation.  Except as next provided, notice shall be given as for the annual meeting.

Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or de-livered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request.  If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided by the Nevada Revised Statutes.

Section 4.  NOTICE OF MEETINGS - REPORTS.  Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat.  Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

Such notices or any reports shall be given personally or by mail or other means of written communication as provided in the Nevada Revised Statutes and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice, and in the absence thereof, as provided by the Nevada Revised Statutes.

Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be trans-acted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders.  At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation, in Nevada, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

Notice shall be deemed given at the time it is de-livered personally or deposited in the mail or sent by other means of written communication.  The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting.  Except, as aforesaid, it shall not be necessary to give any notice of adjournment or of the busi-ness to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5.  WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.  The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Attendance shall constitute a waiver of notice, unless objection shall be made as provided in the Nevada Revised Statutes ws.

Section 6.  SHAREHOLDERS ACTING WITHOUT A MEETING.  Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meet-ing if authorized by a written instrument signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided, further, that while ordinarily Directors can only be elected by unanimous written consent under  the Nevada Revised Statutes; if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7.  OTHER ACTIONS WITHOUT A MEETING.  Unless otherwise provided in the General Corporation Law or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all Shareholders entitled to vote have been solicited in writing:

(1) Notice of any Shareholder approval of action taken without a meeting and by less than the unanimous written consent of all Shareholders entitled to vote, pursuant to Nevada Revised Statutes, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

(2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting and by less than the unanimous written consent of all Shareholders entitled to vote thereon, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the Share-holder's proxies, or a transferee of the shares of a personal representative of the Shareholder or their respective proxies, may revoke their consent by written notice delivered to the Secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter.  Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8.  QUORUM.  The holders of a majority of the shares entitled to vote thereat, present in person, or repre-sented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as other-wise provided by law, by the Articles of Incorporation, or by these Bylaws.  If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Share-holders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present.  At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9.  VOTING.  Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Share-holders of record, and then on such other day, shall be entitled to vote at such meeting.

Pursuant to the Nevada Revised Statutes, any Shareholder entitled to vote at any election for Directors may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which their shares are entitled, or distribute their votes on the same principle among as many candidates as they shall decide, provided that prior to the voting such candidate or candidates' names have been placed in nomination and one or more Shareholders have given notice at the meeting and prior to the voting of said Shareholder's intention to cumulate said Shareholder's votes.  If any one Shareholder has given such notice, all Shareholders may so cumulate their votes for candidates in nomination.

Up to the total number of Directors to be elected, those candidates receiving the highest number of votes at such meeting are thereby elected.

The Board of Directors may fix a time in the future not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect; as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.  In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, dis-tribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid.  The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

Section 10.  PROXIES.  Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of the Nevada Revised Statutes and filed with the Secretary of the corporation.

Section 11.  ORGANIZATION.  The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting.  In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a Chairman for such meeting.  The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12.  INSPECTORS OF ELECTION.  In advance of any meeting of Shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof.  If inspectors of election are not so appointed, or if any persons so appointed fail to appear or re-fuse to act, the Chairman of any such meeting may, and on the re-quest of any Shareholder or their proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

ARTICLE V

CERTIFICATES AND TRANSFER OF SHARES

Section 1.  CERTIFICATES FOR SHARES.  Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a state-ment of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

All certificates shall be signed in the name of the corporation by the President and the Secretary thereof thereby certifying the number of shares and the class or series of shares owned by the Shareholder.

Any or all of the signatures on the certificate may be facsimile.  In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.

Section 2.  TRANSFER ON THE BOOKS.  Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.  LOST OR DESTROYED CERTIFICATES.  Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock repre-sented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4.  TRANSFER AGENTS AND REGISTRARS.  The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incor-porated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5.  CLOSING STOCK TRANSFER BOOKS - RECORD DATE.  In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allot-ment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

If no record date is so fixed; the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.  The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 6.  LEGEND CONDITION.  In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

ARTICLE VI

RECORDS -- REPORTS -- INSPECTIONS

Section 1. RECORDS. The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of Nevada, as fixed by the Board of Directors from time to time.

Section 2. INSPECTION OF BOOKS AND RECORDS. All books and records provided for in the Nevada Revised Statutes shall be open to the inspection of the Directors and Shareholders from time to time and in the manner provided in said Laws.

Section 3. CERTIFICATION AND INSPECTION OF BYLAWS. The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders of the corporation at all reasonable times during office hours, as provided in the Nevada Revised Statutes.

Section 4. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. EXECUTION OF CONTRACTS AND INSTRUMENTS. The Board of Directors, except as in the Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in the Nevada Revised Statutes.

ARTICLE VII

ANNUAL REPORTS

Section 1. REPORT TO SHAREHOLDERS, DUE DATE. The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of Article IV of these Bylaws for giving notice to Shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized Officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

Section 2. WAIVER. The annual report to Shareholders referred to herein, and in Nevada Revised Statutes, is expressly dispensed with so long as this corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the corporation as they consider appropriate.

ARTICLE VIII

AMENDMENTS TO BYLAWS

Section 1. AMENDMENT BY SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Section 2. POWERS OF DIRECTORS. Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article VIII, and the limitations listed in the Nevada Revised Statutes, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors.

Section 3. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be so stated in said book.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word "Nevada".

ARTICLE X

MISCELLANEOUS

Section 1. REFERENCES TO CODE SECTIONS. Except as otherwise noted, "Section" references herein refer to the equivalent Sections of the Revised Statutes of the State of Nevada.

Section 2. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations standing in the name of this corporation may be voted or represented, and all incidents thereto may be exercised on behalf of the corporation, by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 3. SUBSIDIARY CORPORATIONS. Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. For the purpose of this provision, a subsidiary of this corporation is defined as another corporation of which shares thereof possessing more than twenty five percent (25%) of the voting power thereof are owned directly or indirectly by one or more other corporations of which this corporation owns, directly or indirectly, more than fifty percent (50%) of the voting power thereof.

Section 4. INDEMNITY. All Officers and Directors of this corporation shall, immediately upon election and for the full tenure of their term, be indemnified to the fullest extent possible under the Nevada Revised Statutes as to any and all liabilities therein mentioned or otherwise included. The corporation may also indemnify any other agent or employee of the corporation as to those liabilities and on those terms and conditions as are specified in the Nevada Revised Statutes. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Section 5. DIRECTORS' LIABILITY. The personal liability of the Directors for monetary damages shall be eliminated to the fullest extent possible as provided under the Nevada Revised Statutes.

Section 6. ACCOUNTING YEAR. The accounting year of the corporation shall be fixed by resolution of the Board of Directors.

CERTIFICATE OF ADOPTION OF BYLAWS

I, the undersigned person named in the Articles of Incorporation as the Initial Director of Ten Bears II, Inc., a Nevada corporation, do hereby adopt the foregoing Articles as the Bylaws of this corporation.

IN WITNESS WHEREOF, I have hereunto affixed my hands and seal on this 20th day of May, 2004.

/s/ Wayne W. Maynard	Date: May 20, 2004
Incorporator and Initial Director

Exhibit C - Instruments Defining the Rights of Security Holders, Including Indentures

Instruments defining the rights of security holders include the following:

1. Common Stock Certificate
2. Articles of Incorporation
3. Bylaws

Common Stock Certificate The following wording taken verbatim as it appears on the common stock certificates of Ten Bears II, Inc.:

At the top of the certificate: "December 29, 2003"

The words "number" and "shares" separated by a representation of a bald headed eagle with its wings outstretched above the words "Ten Bears II, Inc."

"Authorized Capital Stock: 30,000,000 Shares
20,000,000 Common Shares, par value $0.0001
10,000,000 Preferred Shares, no par value"

"THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF CALIFORNIA OR ANY OTHER STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE."

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED UNDER THE LIMITED OFFERING EXEMPTION PROVIDED BY SEC. 25102(F) OF THE CALIFORNIA CORPORATIONS CODE."

"This certifies that __(name)____________ is the registered holder of ____(number)________ Shares of Common Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed."

"A statement of the rights, preferences, privileges, and restrictions granted to or imposed upon each class of series of shares of stock of the Corporation and upon the holders thereof may be obtained by any shareholder, upon request and without charge, at the principal office of the Corporation."

"In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal affixed hereto this ___ day of _______.

Wayne W. Maynard, President	Stevens N. Kendall, Secretary"

Articles of Incorporation

Article 2: The Number of Shares Authorized to be issued with par value is 50,000,000 common shares with a par value of $0.0001. There are no shares authorized without par value.

Bylaws

Article IV - Shareholders Meetings

Section 1. PLACE OF MEETINGS. All meetings of the Shareholders shall be held at the principal executive office of the corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2. ANNUAL MEETINGS. The annual meetings of the Shareholders shall be held, each year, at the time and on the day following:

Time of Meeting: 11:00 a.m.

Date of Meeting: The First Friday of April.

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

Section 3. SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided by the Nevada Revised Statutes.

Section 4. NOTICE OF MEETINGS - REPORTS. Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

Such notices or any reports shall be given personally or by mail or other means of written communication as provided in the Nevada Revised Statutes and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice, and in the absence thereof, as provided by the Nevada Revised Statutes.

Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation, in Nevada, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Except, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in the Nevada Revised Statutes ws.

Section 6. SHAREHOLDERS ACTING WITHOUT A MEETING. Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a written instrument signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided, further, that while ordinarily Directors can only be elected by unanimous written consent under the Nevada Revised Statutes; if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7. OTHER ACTIONS WITHOUT A MEETING. Unless otherwise provided in the General Corporation Law or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all Shareholders entitled to vote have been solicited in writing:

(1) Notice of any Shareholder approval of action taken without a meeting and by less than the unanimous written consent of all Shareholders entitled to vote, pursuant to Nevada Revised Statutes, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

(2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting and by less than the unanimous written consent of all Shareholders entitled to vote thereon, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the Shareholder's proxies, or a transferee of the shares of a personal representative of the Shareholder or their respective proxies, may revoke their consent by written notice delivered to the Secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8. QUORUM. The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9. VOTING. Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

Pursuant to the Nevada Revised Statutes, any Shareholder entitled to vote at any election for Directors may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which their shares are entitled, or distribute their votes on the same principle among as many candidates as they shall decide, provided that prior to the voting such candidate or candidates' names have been placed in nomination and one or more Shareholders have given notice at the meeting and prior to the voting of said Shareholder's intention to cumulate said Shareholder's votes. If any one Shareholder has given such notice, all Shareholders may so cumulate their votes for candidates in nomination.

Up to the total number of Directors to be elected, those candidates receiving the highest number of votes at such meeting are thereby elected.

The Board of Directors may fix a time in the future not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect; as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

Section 10. PROXIES. Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of the Nevada Revised Statutes and filed with the Secretary of the corporation.

Section 11. ORGANIZATION. The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a Chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of any such meeting may, and on the request of any Shareholder or their proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

ARTICLE V - CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

All certificates shall be signed in the name of the corporation by the President and the Secretary thereof thereby certifying the number of shares and the class or series of shares owned by the Shareholder.

Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.

Section 2. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. CLOSING STOCK TRANSFER BOOKS - RECORD DATE. In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

If no record date is so fixed; the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 6. LEGEND CONDITION. In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

ARTICLE VI RECORDS -- REPORTS -- INSPECTIONS

Section 1. RECORDS. The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of Nevada, as fixed by the Board of Directors from time to time.

Section 2. INSPECTION OF BOOKS AND RECORDS. All books and records provided for in the Nevada Revised Statutes shall be open to the inspection of the Directors and Shareholders from time to time and in the manner provided in said Laws.

Section 3. CERTIFICATION AND INSPECTION OF BYLAWS. The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders of the corporation at all reasonable times during office hours, as provided in the Nevada Revised Statutes.

Section 4. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. EXECUTION OF CONTRACTS AND INSTRUMENTS. The Board of Directors, except as in the Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in the Nevada Revised Statutes.

ARTICLE VII - ANNUAL REPORTS

Section 1. REPORT TO SHAREHOLDERS, DUE DATE. The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of Article IV of these Bylaws for giving notice to Shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized Officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

Section 2. WAIVER. The annual report to Shareholders referred to herein, and in Nevada Revised Statutes, is expressly dispensed with so long as this corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the corporation as they consider appropriate.

ARTICLE VIII - AMENDMENTS TO BYLAWS

Section 1. AMENDMENT BY SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Section 2. POWERS OF DIRECTORS. Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article VIII, and the limitations listed in the Nevada Revised Statutes, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors.

Section 3. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be so stated in said book.

EXHIBIT D - Opinion re Legality

March 3, 2005

Board of Directors
Ten Bears II, Inc.
325 A Street Springfield, Oregon 97477

Re: Offering Statement Opinion re Legality

Gentlemen,

        As legal counsel to Ten Bears II, Inc. this opinion is rendered in connection with that certain Offering Statement pursuant to Regulation SB-2 of the United States Securities and Exchange Commission being made by Ten Bears II Inc. (hereinafter the "Company") to be filed on or about March 3, 2005.

        In connection with this Opinion, the Offering Statement has been reviewed as well as the exhibits thereto along with other instruments, corporate records, certificates and other documents considered necessary or appropriate for the purpose of this opinion. As to factual matters, reliance has been made solely upon the assumed accuracy, completeness and genuineness of oral and written representations made by the Company and relating to the Offering Statement. No independent investigation of the facts stated in the Offering Statement has been made. The genuineness and authenticity of all documents submitted as originals, and the conformity to originals of all documents submitted as copies, has been assumed.

        Counsel is admitted to practice law in the State of California and before the United States District Courts of Central, Southern, and Eastern California and expresses no opinion concerning law other than in those jurisdictions.

Subject to the foregoing, it is the opinion of Counsel:

        As of the date hereof the Company may legally issue the securities covered by this Offering Statement and those securities, when sold, will be legally issued, fully paid and non-assessable.

        We hereby consent to the use in this Registration Statement on Form SB-2 of this opinion dated March 3, 2005, relating to legal matters of Ten Bears II, Inc., as of March 3, 2005, and the reference to our firm as counsel in the Registration Statement.

Sincerely yours,

/s/Alan W. Curtis
Alan W. Curtis
Attorney at Law

Exhibit E - Land Purchase Agreement between Taylor A. Day and Lisa I. Day and 10 Bears at Chiloquin, Inc.

SALE
AGREEMENT

DATE:	4-29, 2004

SELLER:	Taylor A. Day and Lisa I. Day
38380 Modoc Point Road
	Chiloquin, OR 97624	"Seller"

BUYER:	10 Bears at Chiloquin, Inc.
325 A Street
	Springfield, OR 97477	"Buyer"

Recit
al

        Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain real property with all improvements located on it commonly known as The Rapids, in Klamath County, Oregon, having the following legal description (the "Property"):

        See Exhibit "A" attached hereto.

Agreement

        Now, therefore, for valuable consideration, the parties agree as follows:

        1. Sale and Purchase. Buyer agrees to purchase the Property from Seller and Seller agrees to sell the Property to Buyer for the sum of $1,575,000.00 (the "Purchase Price").

        2. Earnest Money. There is no earnest money due from Buyer.

        3. Payment of Purchase Price. The Purchase Price shall be

paid as

follows:

        3.1 Buyer shall assume, and pay directly, the obligation of the first deed of trust on the property, recorded July 1, 1994, in

        1. SALE AGREEMENT

Volume M94, page 20579, Microfilm Records of Klamath County, Oregon, wherein Taylor A. Day and Lisa I. Day husband and wife, are Grantors, and L. A. Gienger and Pauline Gienger, dba Gienger Investments, are beneficiaries and Klamath County Title Company, is Trustee. The balance due on the first deed of trust is the sum of $491,493.66, as of February 27, 2004, and will be current as of the date of closing. The escrow will be modified to incorporate the terms of this agreement.

        3.2 At closing, Buyer shall pay the sum of $300,000 cash to Sellers.

        3.3 The balance of the Purchase Price shall bear interest at the rate of 8 percent per annum from the Closing Date and shall be paid to Seller pursuant to the terms of a promissory note with Seller as payee and Buyer as maker. A copy of the Note is attached hereto as Exhibit "B" for reference. The Note shall be amortized over twenty years and be due and payable in full five years from the date of closing (the "Call Date"). All other terms of the Note are stated therein.
        (1) Buyer may prepay all or any portion of the unpaid balance of the Purchase Price at any time without penalty or premium. Any prepayments shall be applied first to interest and the balance, if any, shall be applied to principal. Except as stated below, any portion of a prepayment by Buyer to be applied to principal shall be applied to the most remote installments of principal coming due, and shall not excuse or reduce the monthly installments of principal and interest hereunder. Any additional principal payment, which reduces the principal balance in the sum

        2. SALE AGREEMENT

of $100,000 or more, will cause the remaining principal balance to be re-amortized over the remaining term of the amortization period, and the original Call Date will remain unchanged.

        (2) The promissory note shall be secured by a second trust deed on  the Property, and a Security Agreement for all property sold not secured by the Deed of Trust.

        (3) The Trust Deed and Security Agreement shall provide, among other matters, that Buyer may not sell or transfer any interest in the Property or permit any lien or encumbrance to attach to the Property without the prior written consent of Seller, which consent shall not be unreasonably withheld.

        4. Closing. Closing shall take place on or before May 17, 2004 (the "Closing Date"), at the offices of AmeriTitle, 300 Klamath Avenue, Klamath Falls, Oregon. Each party shall pay one-half of the escrow fee and one-half of any transfer or documentary stamp taxes.

        5. Preliminary Title Report. Within 10 days after full execution of this Agreement, Seller shall furnish to Buyer a preliminary title report showing the condition of title to the Property, together with copies of all exceptions listed therein (the "Title Report"). Buyer will have 10 days from receipt of the Title Report to review the Title Report and to notify Seller, in writing, of Buyer's disapproval of any exceptions shown in the Title Report. Those exceptions not objected to by Buyer are referred to below as the "Permitted Exceptions." Zoning ordinances, building restrictions, taxes due and payable for the current tax year, reservations in federal patents and state deeds,

        3. SALE AGREEMENT

and interests of record prior to July 1, 1994 shall be deemed Permitted Exceptions. The "Permitted Exceptions" are shown on the attached Exhibit "C", but shall not be limited thereto in the event of error in said Exhibit "C." If Buyer notifies Seller of disapproval of any other exceptions, Seller shall have 15 days after receiving the disapproval notice to either remove the exceptions or provide Buyer with reasonable assurances of the manner in which the exceptions will be removed before the transaction closes. If Seller does not remove the exceptions or provide Buyer with such assurances, Buyer may terminate this Agreement by written notice to Seller given within 15 days after expiration of such 15-day period, in which event this Agreement shall be null and void.

        6. Conditions and inspections

        6.1 Buyer's obligation to purchase, and Seller's obligation to sell the Property is contingent on satisfaction of each of the following conditions:

        6.2 Buyer and its agents shall have full access to the Property for the purpose of conducting Buyers inspections. Buyer's right to inspect shall be continuous until the date set for closing. No invasive or disruptive testing of the buildings or soil, including boring, shall be done without first receiving prior written approval from the Seller, which consent will not be unreasonably withheld. Buyer shall repair to the same condition as before any areas tested. All testing and repairs shall be done at the Buyer's expense. If Buyer is not satisfied, in its sole discretion, with the result of Buyer's inspections Buyer may

        4. SALE AGREEMENT

terminate this Agreement by written notice to seller given at any time before the Closing Date.

        6.3. This sale is further conditioned on the transaction closing on or before the close of business May 17, 2004. In the event the transaction does not close by the close of business May 17, 2004, this sale agreement shall become null and void.

        7. Deed. Prior to the Closing Date, Seller shall execute and deliver to escrow a statutory warranty deed, conveying the property to Buyer, free and clear of all liens and encumbrances except the Permitted Exceptions, and a Bill of Sale, with appropriate instructions to transfer to Buyer upon fulfillment of the Buyer's obligations.

        8. Title Insurance. Within 15 days after closing, Seller shall furnish Buyer with an ALTA standard form owner's policy of title insurance in the amount of the purchase price insuring Buyer as the owner of the Property subject only to the usual printed exceptions and the Permitted Exceptions.

        9. Taxes; Prorates. Real property taxes for the current tax year, insurance premiums (if Buyer assumes the existing policy) and other usual items shall be prorated as of the Closing Date. Buyer will pay Seller for heating fuel, if any, on the Property as of the Closing Date. No broker fees are due from either party.

        10. Possession. Buyer shall be entitled to possession immediately upon closing. Sellers shall have 30 days after closing to remove Sellers' property.

        5. SALE AGREEMENT

        11. Property Included. All built-in appliances, floor coverings, window and door screens, storm doors and windows, irrigation, plumbing, ventilation, cooling and heating fixtures and equipment, water heaters, attached electric light fixtures, window coverings, awnings, attached television antenna, planted shrubs, plants and trees, and all fixtures are part of the Property and shall be left on the Property by Sellers. Sellers shall remove their travel trailer within 30 days after the date of closing. All fixtures and personal property as described in this paragraph and the paragraph following are sold "As Is" without representations or warranty. The personal property is set out in the attached Exhibit "D."

        12. Personal Property. The personal property incident to the operation of the cafe and motel is included as part of the Property being sold to Buyer. The personal property is set out in the attached Exhibit "D."

        13. Representations. Buyer represents that it has accepted and executed this Agreement on the basis of its own examination and personal knowledge of the Property; that Seller and Seller's agents have made no representations, warranties, or other agreements concerning matters relating to the Property; that Seller and Seller's agents have made no agreement or promise to alter, repair, or improve the Property; and that Buyer takes the Property in the condition, known or unknown, existing at the tine of this Agreement, "AS IS." Sellers will not disclose financial information of the Sellers operation of the motel or cafe.

        6. SALE AGREEMENT

Sellers shall provide to the Buyers the Phase I and Phase II environmental reports related to the property in the event the sellers still retain a copy. In the event the Sellers do not have a copy the Sellers will authorize Buyer to obtain all information related to the Phase I and II reports. Sellers make no representations as to the content, accuracy or existence of the reports.

        14. Binding Effect/Assignment Restricted. This Agreement is binding on and will inure to the benefit of Seller, Buyer, and their respective heirs, legal representatives, successors, and assigns. Nevertheless, Buyer will not assign its rights under this Agreement without Seller's prior written consent which consent shall not be unreasonably withheld, as it is understood the Buyer anticipates Buyer may assign the rights arid obligations hereunder. Any assignee of Buyer will agree in writing to assume the rights and obligation of this and all other agreements between Buyer and Sellers.

        15. Remedies. TIME IS OF THE ESSENCE REGARDING THIS AGREEMENT. If the conditions described in Section 6 above are satisfied or waived by Buyer and the transaction does not thereafter close, through no fault of Seller, before the close of business on the Closing Date, this agreement shall become null and void. If Seller fails to deliver the deed and Bill of Sale described in Section 7 above on the Closing Date or otherwise fails to consummate this transaction, Buyer shall have remedies at law or in equity to require the Seller to execute and deliver the Deed and Bill of Sale.

        7. SALE AGREEMENT

        16. Attorney Fees. In the event action is instituted to enforce any term of this Agreement, the prevailing party shall recover from the losing party reasonable attorney fees incurred in such action as set by the trial court and, in the event of appeal, as set by the appellate courts.

        17. Notices. All notices and communications in connection with this Agreement shall be given in writing and shall be transmitted by certified or registered mail, return receipt requested, to the appropriate party at the address first set forth above. Any notice so transmitted shall be deemed effective on the date it is placed in the United States mail, postage prepaid. Either party may, by written notice, designate a different address for purposes of this Agreement.

        18. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the purchase and sale of the Property. This Agreement supersedes any and all prior negotiations, discussions, agreements, and understandings between the parties. This Agreement may not be modified or amended except by a written agreement executed by both parties.

        19. Applicable Law. This Agreement shall be construed, applied, and enforced in accordance with the laws of the state of Oregon.

        THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS

        8. SALE AGREEMENT

DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

/s/ Taylor A. Day
Taylor A. Day

/s/ Lisa I. Day
Lisa I. Day

10 BEARS AT CHILOQUIN, INC.

By /s/ Wayne W. Maynard
Wayne W. Maynard, President

By /s/ Stevens N. Kendall
Stevens N. Kendall, Secretary

By /s/ Tom Staggs
Charles T. Staggs
Title: Chairman of the Board

        SALE AGREEMENT

Exhibit F - Land Purchase Agreement Between 10 Bears at Chiloquin, Inc. and
Ten Bears II, Inc.

Purchase Agreement - 10 Bears At Chiloquin, Inc. / 10 Bears II, Inc. -Three Pages

AGREEMENT

This Agreement is made and entered into this 18th day of May, 2004

PARTIES

10 Bears At Chiloquin, Inc., an Oregon Corporation, 325 A Street, Springfield, Oregon 97477, hereinafter, "10 Bears"; and,

Ten Bears II, a Nevada Corporation, 325 A Street, Springfield, Oregon 97422, hereinafter, "Ten Bears II."

RECITALS

During October 1999 10 Bears acquired the right to purchase certain improved real property located in Klamath County, Oregon located approximately 25 miles north of Klamath Falls, Oregon on Highway 97 (hereinafter, "Rapids Property.") Complex negotiations followed. The transaction closed on May 17, 2004. 10 Bears acquired ownership and possession of the real estate and improvements on said date and controls the management and operation of the income-producing properties situated on the property.

10 Bears acquired the Rapids Property as an investment property to substantially improve the property with a destination RV Park and other income-producing improvements. It was determined that the acquisition of the property together with planning, design, engineering and construction of the RV Park would cost approximately $3,275,000. The Board of Directors began seeking financing to accomplish further improvements of the land.

As authorized by the Board of Directors of 10 Bears, the President thereof explored raising capital by means of structuring a Private Placement Memorandum (PPM) and subsequent SB-2 filing, all as advised and managed by legal counsel, to raise approximately $5 million. Attorney Alan W. Curtis was recommended to the President of 10 Bears, who, after discussion, disclosures and contracting, agreed to structure the PPM and SB-2 procedure, conceptually as a new, no-asset, no liability corporation, which would, as appropriate and timely, purchase from 10 Bears the Rapids Property.

Accordingly, 10 Bears, through its President acting on behalf of 10 Bears and its stockholders, incorporated 10 Bears II, a Nevada corporation, and issued 50,000,000 shares of stock, all of which is of public and corporate record.

Also, accordingly, 10 Bears desires to sell and Ten Bears II desires to purchase the Rapids Property according to the terms and conditions filly set forth in this Agreement.

Ten Bears II, Inc. 325 A Street, Springfield, Oregon 97477	1

Purchase Agreement - 10 Bears At Chiloquin, Inc. / 10 Bears II, Inc. -Three Pages

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. OFFER AND ACCEPTANCE

Ten Bears II offers to buy and 10 Bears At Chiloquin, Inc. agrees to sell the Rapids Property (hereinafter described) for a price and according to the terms and conditions hereinafter fully set forth.

2. DESCRIPTION OF THE PROPERTY

The property, comprised of 80 acres, more or less, is commonly known as the Rapids Property. It is located approximately 25 miles North of the city of Klamath Falls, Oregon on Highway 97 and is situated on the east side of said highway, bounded by the Williamson River on its east and south side, the Kla-Mo-Yah Casino on its North side and Highway 97 as its West boundary. A 10-unit motel and 35-seat cafe are open and operating on the land. The legal description is attached, marked Exhibit A, and by this reference made a part of this Agreement.

4. PURCHASE PRICE

The purchase price for the Rapids Property is $1,575,000.00 to be paid according to the terms and conditions set forth in the Purchase Agreement between 10 Bears At Chiloquin, Inc. and the Seller named in said document, attached, marked Exhibit B, attached, and by this reference made a part of this Agreement. It is agreed that Ten Bears II will reimburse 10 Bears At Chiloquin, Inc. its costs in closing the purchase transaction, including, but not limited to, legal expenses and closing costs.

5. ASSIGNMENT OF CONTRACT

The Purchase Agreement set forth as Exhibit B attached to this Agreement is hereby assigned to Ten Bears 11, Inc. as if Ten Bears II had entered into the Purchase Agreement. In consideration of Assignment, in addition to other consideration hereinbefore set forth, Ten Bears II hereby agrees to fully and faithfully perform all terms, conditions and covenants contained therein and to faithfully pay, when due, all payments required by said Agreement according to its terms and to otherwise faithfully maintain all non-monetary covenants set forth in the Purchase Agreement.

6. NOTICES

All notices and any and all corporate correspondence shall be sent to 10 Bears 11, Inc., Wayne W. Maynard, President, or Stevens N. Kendall, Secretary-Treasurer, 1574 Coburg Road, box 232, Eugene, Oregon 97401 and, 10 Bears At Chiloquin, Inc., Wayne W. Maynard, President, or, Stevens N. Kendall, Secretary-Treasurer, 1574 Coburg Road box 232, Eugene, Oregon 97401.

7. BINDING BENEFIT

All of the terms, provisions and conditions of this Agreement shall be binding upon, and inure to the benefit of, the heirs, successors, personal representatives and assigns of the respective parties, provided that if either party assigns or sells any rights under this Agreement, said Party shall immediately give written notice to the other Party by mail, as set forth in paragraph 6 of this Agreement.

Ten Bears II, Inc. 325 A Street, Springfield, Oregon 97477	2

Purchase Agreement - 10 Bears At Chiloquin, Inc. / 10 Bears II, Inc. -Three Pages

8. WAIVER OF PROVISIONS

No waiver by a Party hereto of any violation, breach or default of this Agreement or of any provision thereof shall operate as a waiver of any subsequent violation, default or breach or the right to require specific performance or obtain injunctive relief.

9. ACTION OR PROCEEDING

If any action or proceeding is brought by any party against another for enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the covenants, conditions or provisions of this Agreement, the prevailing Party shall be entitled to recover from the losing Party costs and reasonable attorney's fees in such action or proceeding (whether incurred at trial, appellate levels or other), in addition to any other relief to which the prevailing Party may be entitled or as awarded by the court.

10. ENTIRE AGREEMENT

This Agreement and the Exhibits referenced herein constitute the whole, complete and entire understanding, state of mind and agreement between the Parties with respect to the subject matter hereof and the mutual promises made one to the other; all prior agreements, representations, understandings, written or oral, if any were made or presently exist, with respect to the subject matter hereof are specifically replaced and superseded by this written Agreement. Further, this Agreement is intended to be the complete and exclusive statement of the agreement between the parties and the parties acknowledge that there are no collateral agreements made or promises given between the parties relating to the subject matter in this written Agreement other than the covenants and provisions herein set forth. Neither this Agreement, nor its execution, have been induced by any reliance, representation, stipulation, warranty, agreement or understanding of any kind other than those herein expressed. No change or modification of this agreement shall be valid unless the same is set forth in writing and is signed by the parties hereto.

Executed on the date first above written

10 Bears At Chiloquin, Inc.	10 Bears II, Inc.

/s/Wayne W. Maynard	/s/Wayne W. Maynard
Wayne W. Maynard, President	Wayne W. Maynard, President

/s/Stevens N. Kendall	/s/Stevens N. Kendall
Stevens N. Kendall,	Stevens N. Kendall,
Secretary - Treasurer	Secretary - Treasurer

Ten Bears II, Inc. 325 A Street, Springfield, Oregon 97477	3

EXHIBIT "A"
LEGAL DESCRIPTION

PARCEL 1:

All of Government Lots 2, 3, 9, 14, 40 and 41 in Section 21, Township 35 South, Range 7 East of the Willamette Meridian, Klamath County, Oregon, lying East of Highway 97 and Northwesterly of the Williamson River.

PARCEL 2:

A part of Lots 33 and 32, Section 16, Township 35 South, Range 7 East of the Willamette Meridian, Klamath County, Oregon, lying East of U.S. Highway Number 97 and being more particularly described as follows:

Beginning at the quarter section corner on the South boundary of Section 16, Township 35 South, Range 7 East of the Willamette Meridian, Klamath County, Oregon; thence North along the center section line of Section 16 a distance of 1320.0 feet to the Northwest corner of Lot 33, which corner is marked with a 3/ 4 inch iron pipe; thence East along the North boundary of Lot 33 a distance of 323.30 feet more or less to a point on the Easterly right of way boundary of U.S. Highway Number 97, which point is marked with a 3/ 4 inch iron pipe; thence South 2° 22' West along said right of way boundary a distance of 333.30 feet to a 3/4 inch iron pipe marking the true point of beginning of this description; thence North 62° 07' East a distance of 395.00 feet to the center of an existing water well; thence continuing North 62° 07' East 234.30 feet to a'/4 inch iron pipe which bears South 40.00 feet distant from the North boundary of Lot 33; thence East parallel with aforesaid boundary, 454.20 feet to the East boundary of Lot 33; thence South along same, 95.00 feet; thence in Lot 32, East 107.27 feet; thence South 32° 20' East 381.50 feet; thence South 9° 30' West 205.30 feet to a 2 inch iron pipe on the South boundary of Lot 32: thence West along the South boundary of Lots 32 and 33 a distance of 1301.30 feet more or less to the Easterly right of way boundary of U.S. Highway Number 97; thence North 2° 22' East along same, 326.00 feet to the true point of beginning.

Saving and excepting that portion acquired by the State of Oregon in Stipulated Final Judgment filed in Circuit Court Case 90-493CV, and recorded in M-91, page 4868, Records of Klamath County, Oregon.

PARCEL 3:

Government Lots 38 and 39 of Section 16, Township 35 South, Range 7 East of the Willamette Meridian, Klamath County, Oregon, lying East of Highway 97.

Saving and excepting that portion acquired by the State of Oregon in Stipulated Final Judgment filed in Circuit Court Case 90-493CV, and recorded in M-91, page 4868, Records of Klamath County, Oregon.

Exhibit G - Site Assessment

American Environmental	19087 N. Poe Valley Rd.
Solutions	Klamath Falls. OR 97603
Serving All of Oregon	503-884-5441 - 800-884-5441
FAX 503-885-8178
August 15, 1994

Taylor Day
38380 Modoc Point Rd.
Chiloquin, Or 97624
Phone: 503-783-3242 Home

Re: PHASE II SITE ASSESSMENT -	Commercial Property
River's Bend Motel & R.V. Park
33551 Hwy 97 North
Chiloquin, Or 97624

Assessment performed for River's Bend Motel & R.V. Park at the request of Taylor Day, owner.

American Environmental Solutions has done a through investigation of the above mentioned property.

There are a number of structures on the property. There are structures built of concrete blocks and wood framing. All structures are in fairly good condition.

The following agencies have been contacted to obtain all information available on the above mentioned property.

OREGON DEPARTMENT OF ENVIRONMENTAL QUALITY

The D.E.Q. office in Bend, Oregon was contacted and we were informed there has never been a complaint of any type filed with the D.E.Q., in regards to hazardous materials of any type or of any problems with Air Quality Control.

While American Environmental Solutions was excavating to take soil samples where the fuel tanks were supposed to have been removed eight (8) plus years ago, we discovered that two (2) 1000 gal. tanks had not been removed. One end of the tanks extended under the edge of the building. The previous owner removed two other tanks, but left these two. Rather than remove them, they had been emptied and had the top cut out and they were filled with pea gravel. (See photo #22.) We pulled the tanks out for Mr. Day and took the soil samples. The soil sample plot plan and results are included in this report.

DEPARTMENT OF ENVIRONMENTAL HEALTH

There was a complaint about the well behind the resturant. The water

DEQ #13534 - #13535	"We Solve Your Problems"	Contractors License #91394

American Environmental
Solutions

RE: PHASE II SITE ASSESSMENT - River's Bend & Motel R.V. Park

for the resturant is now being pumped from the well at the Motel.

The department of Environmental Health furnished us with copies of all the information they have. We were able to get a plot plan of the septic system for the resturant. There were no records of septic system permits or installation drawings for the Motel, Service Station or any of the Trailer spaces. We were told, any information, if it were available, would have to come from the previous owner. He may have some copies of permits or installation drawings, if there ever were any. Enclosed are copies of well samplings and all information the Department of Environmental Health had in there files.

KLAMATH COUNTY BUILDING DEPARTMENT

We were unalbe to get copies of the building permits from this department, as their records do not go back that far.

KLAMATH COUNTY CLERKS OFFICE

We were able to get the current Deed, and some previous Judgements on the property. Copies are included in this report.

KLAMATH COUNTY FIRE DEPARTMENT

There was no record of any complaints. Copies of any inspections were not available.

KLAMATH COUNTY ASSESSORS OFFICE

Copies of Tax Assessments and Property values for this property and surrounding tax lots, were obtained from the Klamath County Assessors Office. We also obtained Tax Lot Maps. All of this information is included in this report.

CONCLUSION

After a through investigation of all the buildings, they all are in very good condition, except the Facility Building at the Trailer Park. It is in need of extensive repair.

In regards to the Two (2) underground tanks that were discovered, we contacted the local Oil & Fuel Distributor who had delivered to the Service Station as far back as 30 years. We were told these

"We Solve Your Problems"

American Environmental
Solutions

RE: PHASE II SITE ASSESSMENT - River's Bend & Motel R.V. Park

two tanks had been filled with pea gravel and abandoned in place long before the last two tanks were removed eight years ago. We took soil test where these and the two other tanks had been removed. We found no traces of contamination anywhere. Sample Site Map and Test Results included in this report.

LIMITATIONS

The content and conclusions provided by American Environmental Solutions in this assessment are based on information collected during our investigation, including, but not limited to, visual site inspections; a review of available public documents, and our professional judgement based on said information at the time of preparation of this document. Any results and observations presented herein are considered to be representative of the area of investigation. If future subsurface or other conditions are revealed which vary from these findings, the newly-revealed conditions must be evaluated and may invalidate the conclusions of this report.

This report is issued with the understanding that it is the responsibility of the owner, or his representative, to ensure that the information contained herein is brought to the attention of the appropriate regulatory agencies, where required by law. Additionally, it is the sole responsibility of the owner to properly dispose of any hazardous materials left onsite, in accordance with existing laws and regulations.

This report has been prepared in accordance with generally accepted pracitices using standards of care and diligence normally practiced by recongnized consulting assessment firms performing services of a similar nature. American Environmental Solutions is not responsible for the accuracy of completeness of information provided by other individuals or entities which is used in this report. This report presents our professional judgment based upon data and findings indentified in this report, and no warranty, or prediction of future conditions, either express or implied, is made.

"We Solve Your Problems"

American Environmental
Solutions

RE: PHASE II SITE ASSESSMENT - River's Bend & Motel R.V. Park

This concludes our assessment, if we can be of further assistance, please call.

Thank you for the opportunity to be of service to River's Bend Motel & R.V. Park.

Sincerely,

/s/John F. Schuetze
American Environmental Solutions
John F. Schuetze
Certified Environmental Inspector
Certified Environmental Specialist
Environmental Assessment Association License #10166
D.E.Q. License #13476, #13477, #13478 Expires May 1995.

EXHIBIT H - Employment Contracts

EMPLOYMENT CONTRACT

THIS AGREEMENT is made this 20th day of July 2004, by and between Wayne W. Maynard hereinafter referred to as "the CEO", and Ten Bears II, Inc., a Nevada corporation, hereinafter referred to as "the Company".

IN CONSIDERATION of the CEO's employment by the Company, of the mutual covenants contained herein, the mutual reliance of the parties thereon and the mutual benefits to be derived therefrom, including, but not limited to, the enhancement of the Company's ability to raise capital, solicit investors, increase the value of its stock, (of which the CEO is a major shareholder) and to generally conduct its business; the parties hereto hereby agree as follows.

(1)Wayne W. Maynard shall be employed by the Company in the capacities of Chairman of the Board of Directors, President and Chief Executive Officer. The CEO shall have and exercise such duties, responsibilities, privileges, powers and authority as may be assigned to him by the Board of Directors and the Bylaws of the Company.

(2)The CEO shall receive a salary of seventy-three thousand dollars ($73,000) per annum for the first year; eighty-three thousand dollars ($83,000) per year for the second year; and one hundred ten thousand dollars ($110,000) per year for the third year, payable in substantially equal semimonthly installments, commencing immediately upon receipt of funds by the Company, from any source, in any aggregate amount equal to or greater than two million dollars ($2,000,000). The CEO shall be entitled to receive raises in salary, at the discretion of the Board of Directors of the Company, in an amount not to exceed ten percent (10%) per annum or the previous calendar year's percentage increase in the Consumer Price Index, whichever is greater. The term of the CEO's employment shall extend for a period of three (3) years.

(3)Other than the capital appreciation of the CEO's stock in the Company or a uniformly disbursed dividend payment, or successions thereof, properly declared by the Board of Directors, or normal employee benefits in an amount or of a value not to exceed twelve percent (12%) of the CEO's gross salary; the abovementioned salary shall be the only compensation received by the CEO from the Company during the term hereof. The CEO shall not be eligible to participate in any profit-sharing or employee stock option program until at least ninety (90) calendar days subsequent to the listing of The Company's stock on either the New York or American Stock Exchange or the National Association of Securities Dealers Automatic Quotation system (NASDAQ). If a profit-sharing plan is established by the Board of Directors, the CEO shall not be eligible to receive more than twenty percent (20%) of the total annual disbursements from such plan and the total pool available for such plan shall not exceed five percent (5%) of the net pre-tax profit of the company.

(4)The CEO is hereby authorized to incur reasonable expenses for promoting the business of the Company. At the end of each month, upon presentation of receipts therefor, the Company shall reimburse the CEO for all expenses, including entertainment, travel and miscellaneous other expenses reasonably incurred in the promotion of the business of the Company or in performance of his duties as an employee hereunder.

(5)It is mutually understood that from the date hereof until the commencement of regular payments of said salary, the CEO shall be permitted to financially support himself by whatever means necessary; however, beginning immediately upon commencement of said regular payments of salary, the CEO shall - 119 -

devote his full time, attention and energies to the Company and shall not seek nor accept any employment or compensation outside of the Company; nor shall he directly or indirectly, alone or as a member of a partnership, or as an officer, director or shareholder of a corporation, be engaged in or connected with any other commercial duties or pursuits which are in any manner competitive with the Company.

(6)The CEO shall promptly disclose to the Company, in writing and form satisfactory to the Board of Directors thereof, all discoveries, developments, improvements and inventions, whether or not patentable, (hereinafter referred to as "Inventions"), conceived or made by the CEO during the term hereof, whether or not related to the business of the Company and whether conceived or made during regular working hours or any other time. The CEO shall likewise disclose unto the Company any such Inventions conceived or made by others which may be of benefit to the Company knowledge of which the CEO shall obtain during the term hereof.

(7)The CEO hereby assigns, transfers and conveys all of his rights, title and interest to or in any and all said Inventions to the Company. The CEO further agrees to execute such documents and to perform such other actions and activities, at the expense of the Company, as may be necessary or desirable as determined by the Board of Directors thereof, (i) for the filing of patent applications and issuance of patents (both domestic and foreign) for such Inventions, and (ii) to complete exclusive ownership by the Company of such Inventions and patent applications and patents. It is mutually understood and agreed that the term "Inventions" as used herein shall be construed to include all forms of intellectual property and the term "patent" as used herein shall be interpreted to include all forms of intellectual property protection, including, without limitation, patents, copyrights, international copyrights and literary property.

(8)Except as permission may be specifically granted to the CEO by the Board of Directors of the Company, the CEO agrees to hold in confidence and not to disclose to any third party, except to authorized persons in the course of his work for the Company, said Inventions and any and all information of a confidential nature not generally known or available to the public which is delivered or made available to the CEO in the course of his work for the Company, or which the CEO may obtain in connection with his employment with the Company, relating to the business or operations of the Company, or its clients or customers, including, without limitation, scientific or technical information, market or marketing information, personal contacts, designs, processes, procedures, formulas or improvements. The CEO further agrees to hold and use articles representing or disclosing said Inventions and information only in such manner as would benefit and protect the Company including holding such information in confidence until the release thereof is authorized by the Board of Directors.

(9)The CEO agrees to hold all such Inventions, contacts and information as Trade Secrets and proprietary information of the Company and further warrants never to use any such Inventions, contacts or information to compete with or against the Company either during the term of this Agreement or at any time thereafter. The CEO further warrants that during the term hereof he will maintain full fidelity to the stockholders of the Company and guard and protect the interests thereof with the same prudence and diligence as he would his own.

(10)In the event that the CEO is mentally or physically incapacitated or otherwise unable to perform his duties hereunder, all of the terms and conditions prescribed herein shall remain in full force and effect, except that the Board of Directors may elect to reduce his salary by a maximum of fifty percent (50%) and delegate or assign such duties, responsibilities, privileges, powers or authority previously held or exercised by the CEO unto whatever party or parties such assignment shall be deemed to be in the best interests of the Company including the naming of a temporary or permanent successor or successors as Chief Executive Officer.

(11)All rights of the Company hereunder shall extend to its successors and assigns. If the Company shall at any time be merged or consolidated into or with any other corporation or entity or if substantially all of the assets of the Company are transferred to another corporation or entity, the provisions of this Agreement shall survive any such transaction and shall be binding upon and inure to the benefit of the corporation resulting from such merger or consolidation of the corporation to which such assets will be transferred, and this provision shall also apply in the event of any subsequent merger, consolidation or transfer. The Company, upon the occasion of any of the above-described transactions, shall include in the appropriate agreements the obligation that the payments herein agreed to be paid to or for the benefit of the CEO shall be paid and that the provisions of this paragraph shall be performed.

(12)Neither this Agreement nor any of his rights or duties hereunder may be assigned by the CEO without the written consent of the Board of Directors of the Company.

(13)The Company may terminate this Agreement only under the following conditions: (i) because of the CEO's fraud, misappropriation, embezzlement, willful misconduct or the like; or (ii) because the CEO violates any provision of this Agreement.

(14)In the event the CEO breaches this Agreement by terminating his employment prior to the expiration of the term provided in paragraph (2) hereof, or if CEO is terminated by the Company pursuant to paragraph (13) hereinabove, the CEO separately agrees, being fully aware that the performance of this Agreement is important to preserve the present value of the property and business of the Company, that for twelve (12) calendar months following the date of such termination he shall not directly or indirectly engage in any business, whether as proprietor, partner, joint venturer, employer, agent, employee, consultant, officer or beneficial or record owner of more than one percent (1%) of the stock of any corporation or association, which is competitive to the business conducted by the Company, any subsidiary of the Company or any other affiliate of the Company in the current geographical service area of the Company or in any geographical area served by the Company during the term of the CEO's employment with the Company. Likewise, within such areas, and during such period, the CEO shall not solicit nor do business competitive to the business conducted by the Company, any subsidiary of the Company or any other affiliate of the Company, with any customers, partners or associates of the Company, any subsidiary of the Company or any other affiliate of the Company.

(15)The CEO agrees that the breach by him of any of the foregoing covenants contained in paragraphs (5), (6), (7), (8), (9) or (14) hereof is likely to result in irreparable harm, directly or indirectly, to the Company and therefore the CEO consents and agrees that if he violates any of such obligations, the Company shall be entitled, among and in addition to any other rights or remedies available hereunder or otherwise, to temporary and permanent injunctive relief to prevent the CEO from committing or continuing a breach of such obligations.

(16)It is the desire, intent and agreement of the parties hereto that the restrictions placed upon the CEO by paragraphs (5), (6), (7), (8), (9), (14) and (15) hereof shall be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of the covenants contained in these paragraphs shall be adjudicated to be unenforceable, such portion shall be deemed amended to delete therefrom or to reform the portion thus adjudicated to be invalid or unenforceable; such deletion or reformation to apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is made.

(17)If it shall be necessary for the Company to place this Agreement in the hands of an attorney at law for enforcement of any of the provisions hereof, the CEO shall be liable to the Company for all costs, expenses and reasonable attorney's fees incurred in connection therewith, irrespective of whether suit shall be commenced. The costs, expenses and attorney's fees recoverable by the Company shall include, but not be limited to, costs, expenses and attorney's fees incurred on appeal or in administrative proceedings.

(18)The parties hereto agree that this Agreement shall be construed and interpreted and the rights of the parties determined in accordance with the laws of the State of Nevada.

(19)This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(20)IN WITNESS WHEREOF the parties hereto have hereunto affixed their hands and seals on the date first hereinabove written in the City of Newport Beach, County of Orange, State of California.

/s/Wayne W. Maynard	DATE: 7/20/04
WAYNE W. MAYNARD

/s/Stevens N. Kendell	DATE: 7/20/04
TEN BEARS II, INC
by Stevens N. Kendall, Secretary and Treasurer

EXHIBIT I - Consent of Counsel is contained in Exhibit D

EXHIBIT J - Consent of Independent Registered Public Accounting Firm

BILL LYONS, CPA
LYONS FINANCIAL SERVICES
1000 QUAIL STREET, SUITE 230
NEWPORT BEACH, CA. 92660
TEL:(949) 474-9112 FAX: (949) 474-9114

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 7, 2005, relating to the financial statements of Ten Bears II, Inc., as of December 31, 2004 and the reference to our firm as experts in the Registration Statement.

/s/Bill Lyons, CPA

February 7, 2005
Newport Beach, California

EXHIBIT K - Second Partner Review of Audited Financials

WOOLERY ACCOUNTANCY, INC.
Eric H. Woolery, CPA
Principal

February 14, 2005

William Lyons, CPA
1000 Quail Street, Suite
Newport Beach, CA 92660

RE: Ten Bears II, Inc.

Dear Mr. Lyons,

As part of the Sarbanes-Oxley Act of 2002 it is a requirement that all audits of public companies get a second partner review. This letter is to acknowledge that my firm performed this review and that we discussed any findings discovered during the second partner review.

Sincerely,

/S/ Eric H. Woolery
Eric H. Woolery, CPA

1000 Quail Street - Suite 225 - Newport Beach, CA 92660
(949) 225-7010 - fax (949) 222-0481 - email: ericwoolery@earthlink.net